Exhibit 10.4

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”), dated as of December 8, 2017 (the “Effective Date”), is among ROSEHILL OPERATING COMPANY, LLC, a Delaware limited liability company (the “Borrower”), ROSEHILL RESOURCES INC., a Delaware corporation (“RRI”), PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), and the financial institutions party hereto as Lenders.

R E C I T A L S:

A. The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of April 27, 2017 (the “Existing Credit Agreement,” as amended, restated, modified or supplemented from time to time, including by this Amendment, the “Credit Agreement”).

B. The Borrower has requested, and the Administrative Agent and the Lenders have agreed, subject to the terms hereof, to certain amendments or modifications to the terms of the Credit Agreement as more fully set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 2. Amendments to Existing Credit Agreement. On the Effective Date, the Credit Agreement, including Schedules 7.05, 7.06, 7.12, 7.14, 7.19, 7.20, 7.22 and 9.05, Exhibit F and new Exhibit I, but excluding all other existing Schedules and Exhibits (which shall remain unchanged), shall be amended in its entirety to read as set forth on the attached Exhibit A hereto.

Section 3. Effectiveness. Upon the satisfaction of the following conditions precedent, this Amendment shall become effective as of the Effective Date:

(a) the Administrative Agent shall have received counterparts to this Amendment duly executed by a duly authorized officer of the Borrower and each Lender;

(b) the Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party and RRI setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Loan Party or RRI to execute and deliver the Amendment and Loan Documents to which it is a party and to enter into the transactions contemplated in therein including the incurrence of the Second Lien Notes and the Series B Preferred Equity Issuance, (ii) the officers of such Loan Party or RRI, as applicable, (y) who are authorized to sign the Amendment to which such Loan Party or RRI is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Amendment and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws or other applicable Organizational Documents of such Loan Party or RRI, as applicable, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Loan Party or RRI, as applicable, to the contrary;

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(c) the Administrative Agent shall have received (i) a true and correct copy of each of the Second Lien Documents and (ii) evidence reasonably satisfactory to the Administrative Agent that the transactions contemplated to occur on or prior to the Effective Date under the Second Lien Documents have been consummated in accordance with the terms thereof;

(d) the Administrative Agent shall have received (i) a true and correct copy of the Whitehorse Acquisition Agreement and (ii) evidence reasonably satisfactory to the Administrative Agent that the acquisition of the Whitehorse Assets being acquired pursuant to the Whitehorse Acquisition Agreement on and as of the Effective Date has been consummated in accordance with the terms thereof;

(e) the Administrative Agent shall have received a certificate dated as of the date of this Amendment from a Responsible Officer of the Borrower stating that the Series B Preferred Equity Issuance has been consummated pursuant to the terms of the Stock Purchase Agreement;

(f) the corporate, capital and ownership structure of the Borrower and its Subsidiaries upon the Effective Date shall be reasonably satisfactory to Administrative Agent;

(g) the Administrative Agent shall be satisfied that as of the Effective Date, after giving effect to the consummation of this Amendment, the incurrence of the Second Lien Notes and the Series B Preferred Equity Issuance, the sum of (i) the amount by which the Borrowing Base exceeds the Revolving Credit Exposures of all Lenders and (ii) cash on hand of Borrower, is not less than $100,000,000;

(h) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower stating that, after giving pro forma effect to the Amendment and transactions contemplated hereby, the Borrower is in compliance with the Credit Agreement and no Default or Event of Default has occurred and is still continuing;

(i) the Administrative Agent shall have received an opinion of Haynes and Boone LLP, special counsel for the Loan Parties and RRI, in form and of substance reasonably acceptable to the Administrative Agent;

(j) the Administrative Agent shall have received fully executed and notarized Mortgages for recording in all appropriate places in all applicable jurisdictions, encumbering such Oil and Gas Properties satisfying the requirements set forth in Section 8.14(a) of the Credit Agreement (after giving effect to this Amendment and the acquisition of the Whitehorse Assets being acquired pursuant to the Whitehorse Acquisition Agreement on and as of the Effective Date), which shall include, without limitation, all of the Oil and Gas Properties and other related assets acquired on the Effective Date pursuant to the Whitehorse Acquisition Agreement and substantially all of the Midstream Properties;

(k) the Administrative Agent shall have received such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request;

(l) the Administrative Agent shall have received reimbursement for all of its reasonable out-of-pocket costs and expenses incurred by it in connection with this Amendment and any other documents prepared in connection herewith, that have been invoiced one (1) Business Day prior to the Effective Date, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent;

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(m) the representations and warranties of Borrower and each other Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) both before and after the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) as of such earlier date; and

(n) no Default or Event of Default has occurred and is continuing.

Section 4. Representations and Warranties. Before and after the Effective Date, the Borrower hereby confirms that (a) the representations and warranties of Borrower and each other Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) as of such earlier date, and (b) no Default or Event of Default shall have occurred and be continuing. The execution, delivery, and performance by the Borrower of this Amendment and compliance with the terms and provisions hereof have been duly authorized by all requisite action on the part of Borrower and do not violate any contractual or other obligation by which Borrower is bound that could reasonably be expected to result in a Material Adverse Effect.

Section 5. Effect of Amendment; Ratification of Loan Documents. Except as expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, nothing in this Amendment shall be deemed (i) to constitute a waiver of compliance or consent to noncompliance by any of the Obligated Parties to, or an amendment of, any other term, provision, condition or covenant of the Credit Agreement or other Loan Documents, other than as specifically set forth herein; or (ii) to prejudice any right or remedy that the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute a Loan Document for all purposes. Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

Section 6. Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process” are incorporated herein by reference for all purposes.

Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by

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facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

Section 8. Entirety. This Amendment and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 9. RRI Acknowledgement. Effective as of the Effective Date, RRI hereby joins in and agrees to be bound by the provisions of Section 9.24 of the Credit Agreement. The execution, delivery, and performance by RRI of this Amendment and compliance with the terms and provisions hereof have been duly authorized by all requisite action on the part of RRI.

[Remainder of page intentionally left blank. Signature Pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:

ROSEHILL OPERATING COMPANY, LLC

By:	/s/ R. Craig Owen
R. Craig Owen
Chief Financial Officer

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RRI:

ROSEHILL RESOURCES INC.

By:	/s/ R. Craig Owen
R. Craig Owen
Chief Financial Officer

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ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Denise S. Davis
Denise S. Davis
Vice President

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LENDER:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Denise S. Davis
Denise S. Davis
Vice President

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EXHIBIT A TO FIRST AMENDMENT TO CREDIT AGREEMENT AND LIMITED CONSENT

CREDIT AGREEMENT

Dated as of April 27, 2017

among

ROSEHILL OPERATING COMPANY, LLC,

as Borrower,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

the Lenders party hereto

PNC CAPITAL MARKETS LLC

Sole Lead Arranger and Sole Book Runner

i

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Maximum Credit Amounts

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Solvency Certificate
Exhibit F	Security Instruments
Exhibit G	Form of Assignment and Assumption
Exhibit H-1	Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; non-partnerships)
Exhibit H-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; non-partnerships)
Exhibit H-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit H-4	Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; partnerships)
Exhibit I	Second Lien Intercreditor Agreement

Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.12	Insurance
Schedule 7.14	Loan Parties
Schedule 7.19	Gas Imbalances
Schedule 7.20	Marketing of Production
Schedule 7.22	Swap Agreements
Schedule 9.05	Investments

v

THIS CREDIT AGREEMENT dated as of April 27, 2017, is among ROSEHILL OPERATING COMPANY, LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”), each of the Lenders from time to time party hereto and PNC BANK, NATIONAL ASSOCIATION (in its individual capacity, “PNC Bank”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf and each Issuing Bank provide Letters of Credit, and the Lenders have indicated their willingness to lend and each Issuing Bank has indicated its willingness to issue Letters of Credit, in each case subject to the terms and conditions of this Agreement.

B. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned to such term in Section 5.06.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means each of the Administrative Agent and any other agent or sub-agent pursuant to Section 11.05 appointed by the Administrative Agent with respect to matters related to the Loan Documents.

“Aggregate Maximum Credit Amounts” means, at any time, an amount equal to the sum of the Maximum Credit Amounts in effect at such time, as the same may be reduced or terminated pursuant to Section 2.06.

“Agreement” means this Credit Agreement, including the Schedules and Exhibits hereto, as the same may be amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any date, the applicable rate per annum set forth below as determined based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Percentage	<25%	≥25% and <50%	≥50% and <75%	≥75% and <90%	≥90%
LIBOR Rate Loans	2.00%	2.25%	2.50%	2.75%	3.00%
Base Rate Loans	1.00%	1.25%	1.50%	1.75%	2.00%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change in the Borrowing Base Utilization Percentage and ending on the date immediately preceding the effective date of the next such change.

“Applicable Percentage” means, with respect to any Lender, at any time, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount; provided that when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Maximum Credit Amounts (disregarding any Defaulting Lender’s Maximum Credit Amount) represented by such Lender’s Maximum Credit Amount. The initial Applicable Percentage of each Lender is set forth on Annex I.

“Approved Counterparty” means (a) Wells Fargo Bank, National Association, (b) any Secured Swap Provider, (c) any other Person whose long term senior unsecured debt rating at the time a particular Swap Agreement transaction is entered into is A or A2 by S&P or Moody’s (or their equivalent), respectively, or higher or (d) any other Person that has been approved by the Required Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) Ryder Scott Company Petroleum Consultants, L.P., and (b) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Arranger” means PNC Capital Markets LLC, in its capacity as the sole lead arranger and sole bookrunner hereunder.

“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect.

“Assignee” has the meaning assigned to such term in Section 12.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit G or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Federal Funds Effective Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 1.0%. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Base Rate Borrowing” with respect to any Borrowing, refers to whether the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Base Rate.

“Base Rate Loan” with respect to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Base Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of the date hereof and as in effect on the First Amendment Effective Date.

“Borrower Preferred Units” means the Borrower Series A Preferred Units and the Borrower Series B Preferred Units.

“Borrower Series A Preferred Units” means the “Series A Preferred Units” as defined in the Borrower LLC Agreement, and issued prior to the Effective Date (or issued at any time as payment in kind), which shall at all times be issued and outstanding in a like number, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as the Series A Redeemable Preferred Stock of RRI.

“Borrower Series B Preferred Units” means the “Series B Preferred Units” as defined in the Borrower LLC Agreement, which shall at all times be issued and outstanding in a like number, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights, as the Series B Redeemable Preferred Stock of RRI.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of LIBOR Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time an amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to the Borrowing Base Adjustment Provisions.

“Borrowing Base Adjustment Provisions” means Section 2.07(e), Section 8.13(c) and Section 9.11(e) and any other provisions hereunder which adjust the amount of the Borrowing Base.

“Borrowing Base Deficiency” occurs if, at any time the aggregate Revolving Credit Exposures for all Lenders exceeds the Borrowing Base then in effect. The amount of the Borrowing Base Deficiency at such time is the amount by which the aggregate Revolving Credit Exposures of all Lenders at such time exceeds the Borrowing Base in effect at such time.

“Borrowing Base Properties” means the Oil and Gas Properties of the Loan Parties included in the Initial Reserve Report and thereafter in the most recently delivered Reserve Report delivered pursuant to Section 8.12.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the total Commitments in effect on such day.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Combination Agreement” means the Business Combination Agreement by and among RRI and Tema, dated as of December 20, 2016 (as amended prior to the date hereof).

“Business Combination Transaction” means the reorganization transactions described in the Business Combination Agreement, including the contribution by Tema of certain assets to Borrower and the contribution of certain cash and shares by RRI to Borrower in exchange for certain Equity Interests in the Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Pittsburgh, Pennsylvania, are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Rate Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases that are or should be, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. Any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement, and any lease that was treated as a capital lease under GAAP at the time it was entered into that later becomes an operating lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as a capital lease for all purposes under this Agreement.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent (in a manner reasonably satisfactory to the Administrative Agent, which may require such deposit to be made into a controlled account), for the benefit of any Issuing Bank or the Lenders, as collateral for LC Exposure or obligations of the Lenders to fund participations in respect of LC

Exposure, cash or deposit account balances or, if the Administrative Agent and each Issuing Bank shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house services, return items, interstate depository network services, electronic funds transfer services, lockbox services and stop payment services), (c) any other demand deposit or operating account relationships and (d) any other cash management services, including for collections and for operating, payroll and trust accounts of the Borrower or any of the Borrower’s Subsidiaries.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Loan Party; provided, that any such event generating net proceeds of $10,000 or less shall not constitute a Casualty Event hereunder.

“Change in Control” means (a) RRI shall cease to be the sole managing member of the Borrower, (b) RRI shall cease to Control the Borrower, (c) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group, other than Permitted Holders, (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of RRI, (d) the occupation of a majority of the seats (other than vacant seats) on the board of directors of RRI by Persons who were neither (i) nominated by the board of directors of RRI nor (ii) appointed by directors so nominated; or (e) Specified Change of Control.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued, promulgated or implemented.

“Class A Common Stock” means the “Class A Common Stock” as defined in the Borrower LLC Agreement.

“Code” means the Internal Revenue Code of 1986 as amended from time to time and any successor statute, and the regulations promulgated thereunder.

“Collateral” means all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Instrument (which shall not, in any case, include any Excluded Assets).

“Commitment” means, with respect to each Lender, the obligation of such Lender to make or continue Loans and to acquire participations in Letters of Credit hereunder, as such obligation may be (a) modified from time to time pursuant to Section 2.06, (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b), or (c) otherwise modified pursuant to the terms of this Agreement. The amount representing each Lender’s Commitment shall at any time be the lesser of (i) such Lender’s Maximum Credit Amount and (ii) such Lender’s Applicable Percentage of the then effective Borrowing Base.

“Commitment Fee Rate” means, for any date, the applicable rate per annum set forth below as determined based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Percentage	<25%	≥25% and <50%	≥50% and <75%	≥75% and <90%	≥90%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

Each change in the Commitment Fee Rate shall apply during the period commencing on the effective date of such change in the Borrowing Base Utilization Percentage and ending on the date immediately preceding the effective date of the next such change.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute and any regulations promulgated thereunder.

“Common Units” means the “Common Units” as defined in the Borrower LLC Agreement.

“Compliance Certificate” shall have the meaning set forth in Section 8.01(c).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means with respect to the Borrower and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or

Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such transaction; (d) any extraordinary non-cash gains or losses during such period; (e) non-cash gains or losses under FASB ASC Topic 815 resulting from the net change in mark to market portfolio of commodity price risk management activities during that period; and (f) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent, any Issuing Bank or any other Lender.

“Daily LIBOR Rate” means, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services that are more than ninety (90) days past the date of invoice other than those which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations of such Person under Capital Leases; (e) all obligations of such Person under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including Hydrocarbons, in consideration of one or more advance payments, made more than one month in advance of the month in which the commodities, goods or services are to be delivered other than (i) Swap Agreements and (ii) gas balancing arrangements in the ordinary course of business; (j) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) the obligation of such Person in respect of Disqualified Capital Stock; and (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Debt shall not include liabilities resulting from endorsements of instruments for collection in the ordinary course of business.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 4.05(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.05(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, and each Lender.

“Deficiency Notification Date” has the meaning assigned to such term in Section 3.04(c)(ii).

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated; provided, however, that any Equity Interest of a Person that is issued with the benefit of provisions requiring a change in control offer to be made for such Equity Interest in the event of a change in control of such Person will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions (so long as any such provisions are subject to the prior payment of any Second Lien Obligations pursuant to any change in control offer provisions applicable thereto).

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia other than (i) a Subsidiary substantially all of the assets of which consist of Equity Interests in a Foreign Subsidiary and (ii) a Subsidiary of a Foreign Subsidiary.

“EBITDAX” means, for any period, (a) the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (i) interest, (ii) income and franchise taxes (including Texas margin or gross receipts taxes), (iii) depreciation, depletion, amortization, abandonment and exploration expenses, accretion and impairment of Oil and Gas Properties, (iv) the actual transaction costs, expenses, fees and charges of third parties that are incurred with respect to any acquisition of Property, in an aggregate amount with respect to this clause (iv) not to exceed 5% of the total EBITDAX for such period, (v) one-time costs incurred in connection with the Business Combination Transaction and (vi) other similar noncash charges (including expenses relating to stock based compensation, hedging, ceiling test impairments, etc. and other non-cash charges resulting from the requirements of ASC 410, 718 and 815) minus (b) all noncash income added to Consolidated Net Income. For the avoidance of doubt, EBITDAX shall not include any unrealized mark-to-market hedging gains or losses. For the purposes of calculating EBITDAX for any period for any determination of the financial ratio contained in Section 9.01(a), if at any time during such period the Borrower or any Subsidiary shall have made any Material Disposition or Material Acquisition, EBITDAX for such period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such period; provided that the calculations of such pro forma adjustments are acceptable to the Administrative Agent in its reasonable discretion.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Engineering Reports” has the meaning assigned to such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health and safety (insofar as either may be affected by a Release of, or exposure to, Hazardous Materials) the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Subsidiary is located, including, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Natural Gas Pipeline Safety Act of 1968, as amended, the Hazardous Liquid Pipeline Safety Act of 1979, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with any Loan Party would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to any Plan, (b) the withdrawal of the Borrower or any of its Subsidiaries or ERISA Affiliates from a Plan during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA),

(c) the filing of a notice of intent to terminate a Plan or the treatment of an amendment to such a Plan as a termination under Section 4041(c) of ERISA, (d) the institution by the PBGC of proceedings to terminate a Plan under Section 4042 of ERISA, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, or (f) the incurrence by the Borrower or any of its Subsidiaries or ERISA Affiliates of any liability with respect to the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means:

(a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and, in each case, for which adequate reserves have been maintained in accordance with GAAP;

(b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law or otherwise in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or Midstream Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Loan Party or materially impair the value of such Property subject thereto;

(e) Liens arising solely by virtue of any statutory or common law provision or customary deposit account terms relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by any Loan Party to provide collateral to the depository institution (other than pursuant to the Loan Documents);

(f) zoning and land use requirements, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of any Loan Party for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Loan Party or materially impair the value of such Property subject thereto;

(g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, asset sale agreements, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money;

(h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced;

(i) royalties, overriding royalties, reversionary interests, production payments and similar lease burdens which (i) are customarily granted in the ordinary course of business in the oil and gas industry, (ii) are deducted in the calculation of discounted present value in the most recent Reserve Reports delivered to Administrative Agent hereunder and (iii) with respect to each Oil and Gas Property, do not operate to reduce any Loan Party’s net revenue interest in production for such Oil and Gas Property (if any) below such interests reflected in the most recent Reserve Report or increase the working interest for such Oil and Gas Property (if any) as reflected or warranted in the most recent Reserve Report without a corresponding increase in the corresponding net revenue interest;

(j) Liens to secure plugging and abandonment obligations;

(k) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business covering only the Property under such lease; and

(l) Liens disclosed on Schedule 1.1 and renewals, refinancings and extensions thereof on substantially the same or better terms as in effect on the Effective Date and otherwise in compliance with this Agreement.

provided, further, that Liens described in clauses (a) through (d) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced, and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excluded Accounts” means (a) any account exclusively used for payroll, payroll taxes, other employee wage and benefit payments to or for the benefit of any employees of any Loan Party, cash collateral, trust or escrow and (b) any other accounts to the extent that the aggregate cash or cash equivalent balance of all such other accounts does not at any time exceed $100,000 in the aggregate.

“Excluded Assets” means:

(a) any lease, license, contract, property right, agreement or other document of any Loan Party to the extent that the grant of a security interest or other Lien by the Loan Party under the Loan Documents in such lease, license, contract, property right, agreement or other document is prohibited by any Law of a Governmental Authority; and

(b) any lease, license, contract, property right or agreement to which a Loan Party is a party or any of its rights or interests thereunder, including any license hereunder that, if and for so long as the grant of such security interest or other Lien or license would constitute or result in the abandonment, termination pursuant to the terms of, or a breach or default under, any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9.406, 9.407, 9.408 or 9.409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including any Debtor Relief Law) or principles of equity); provided, however, that such security interest or other Lien shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property right or agreement that does not result in any of the consequences specified above. So long as any property of a Loan Party is excluded from the security interest or other Lien granted pursuant to the Security Instruments, such property shall be excluded from the term “Collateral” for all purposes hereunder and under any other Loan Document; provided, further, that (i) no such lease, license, contract or agreement shall have been entered into for the purpose of creating “Excluded Assets” under this clause (b) and (ii) the total fair market value of all Property with an individual fair market value in excess of $50,000 excluded under this clause (b) shall not exceed $2,000,000 in the aggregate at any time.

“Excluded Swap Obligation” means any obligation of any Guarantor to pay or perform under any Swap Agreement, if, and to the extent that, all or a portion of the guarantee by such

Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) or any other applicable Governmental Requirement.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on or measured by net income (however denominated), state franchise Taxes, and branch profits Taxes, in each case, (i) by the United States of America (or any political subdivision thereof) or such other jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.05) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to any such recipient’s failure to comply with Section 5.03(g), and (d) any United States federal withholding Tax that is imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement by and among Tema, the guarantors party thereto, PNC Bank, as Administrative Agent, and the lenders from time to time party thereto, dated as of December 28, 2012, as it has been amended from time to time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means, for any Person, the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“First Amendment Effective Date” means December 8, 2017.

“fiscal quarter” means each fiscal quarter ending on the last day of each March, June, September and December.

“fiscal year” means each fiscal year of the Borrower and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004, and (e) the Biggert-Waters Flood Reform Act of 2012, and any regulations promulgated thereunder.

“Forecasted Production” means the projected production contained in management forecasts of the Borrower of crude oil, natural gas and natural gas liquids (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from Oil and Gas Properties owned by a Loan Party which are located in or offshore of the United States, as reasonably approved by the Administrative Agent.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantors” means each Loan Party that guarantees the Secured Obligations pursuant to Section 8.14(b).

“Guaranty Agreement” means an agreement executed by the Guarantors in the form and substance acceptable to Administrative Agent, unconditionally guaranteeing on a joint and several basis, payment of the Secured Obligations, as the same may be amended, modified or supplemented from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste (including drilling fluids and any produced water), crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious materials or medical wastes.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Secured Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Borrower or any other Loan Party, as the context may require.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products refined or separated therefrom.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 12.03(b).

“Information” has the meaning assigned to such term in Section 12.11.

“Initial Reserve Report” means, collectively, the report of Ryder Scott Company Petroleum Consultants, L.P. with respect to the Oil and Gas Properties of the Loan Parties dated as of December 31, 2016.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Expense” means, as of the last day of any fiscal quarter, the interest expense (including the interest component in respect of capitalized lease obligations) solely to the extent payable or paid in cash accrued or paid by Borrower and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP, using the results of the twelve-month period ending with that reporting period.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December and (b) with respect to any LIBOR Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Rate Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any LIBOR Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, with the consent of each applicable Lender, nine or twelve months), as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a LIBOR Rate Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period may have a term which would extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt of or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of goods or services sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or any agreement to make any such acquisition; (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (e) the purchase or acquisition of Oil and Gas Properties.

“Issuing Bank” means (a) PNC Bank and (b) and each Lender approved by the Administrative Agent and reasonably satisfactory to, or requested by, the Borrower that agrees to act as an issuer of Letters of Credit hereunder, in each case, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“January 1 Reserve Report” has the meaning assigned to such term in Section 8.12(a).

“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic.

“LC Commitment” at any time means the greater of (a) ten million dollars ($10,000,000.00) and (b) 10% of the Borrowing Base then in effect.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time of determination, the sum of (a) the aggregate amount available to be drawn of all outstanding Letters of Credit at such time (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with an Issuing Bank relating to any Letter of Credit.

“LIBOR Rate” means, with respect to the Loans comprising any Borrowing to which the LIBOR Rate option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. Notwithstanding the foregoing, if the LIBOR Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Borrowing or LIBOR Rate Loan that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“LIBOR Rate Borrowing” refers to the Loans comprising a Borrowing bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Loan” refers to a Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Reserve Percentage” shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations that burden Property to the extent they secure an obligation owed to a Person other than the owner of the Property. For the purposes of this Agreement, the Loan Parties shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments, Second Lien Intercreditor Agreement and any other agreement entered into, now or in the future, in connection with this Agreement.

“Loan Party” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having greater than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding greater than fifty percent (50%) of the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts of the Loans and participations interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.

“Material Acquisition” means, at any time, any acquisition of Property or series of related acquisitions of Property (including by way of merger or consolidation) that involves the payment of consideration by the Borrower and its Subsidiaries in excess of 5% of the then-existing Borrowing Base.

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, operations, Property, assets, liabilities (actual or contingent) or financial condition of the Borrower and the other Loan Parties taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any Loan Document, or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent, any Issuing Bank or any Lender under any Loan Document.

“Material Disposition” means, at any time, any disposition of Property or series of related dispositions of Properties that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of 5% of the then-existing Borrowing Base.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of any Loan Party in an aggregate principal amount exceeding $2,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Loan Party in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Maturity Date” means April 27, 2022.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06 or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b). As of the Effective Date, the aggregate Maximum Credit Amounts of the Lenders are $250,000,000.

“Midstream Properties” means all tangible and intangible Property used in (a) gathering, compressing, treating, processing and transporting Hydrocarbons; (b) fractionating and transporting Hydrocarbons; (c) marketing Hydrocarbons; including, without limitation, gathering lines and gathering systems, pipelines and pipeline systems, storage facilities, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants, saltwater disposal facilities; and (d) any other gathering, transportation, compression, storage, processing, treating, dehydration, fractionation, generation, disposal or other similar assets related to the handling of Hydrocarbons, and together with surface leases, rights-of-way, easements and servitudes related to each of the foregoing. Unless otherwise specified herein, “Midstream Properties” shall be deemed to refer to such properties owned by the Borrower and its Subsidiaries.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) if the Borrower agrees to deliver Cash Collateral consisting of Property other than cash or deposit account balances, an amount determined by the relevant Issuing Bank in its sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means each of the mortgages or deeds of trust executed by any one or more Loan Parties for the benefit of the Secured Parties as security for the Secured Obligations, together with any assumptions or assignments of the obligations thereunder by any Loan Party, and “Mortgages” shall mean all of such Mortgages collectively.

“Mortgaged Property” means any Property owned by any Loan Party which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, that is subject to Title IV of ERISA and to which the Borrower, a Subsidiary or an ERISA Affiliate is making or accruing an obligation to make contributions or was obligated to make contributions within the last six (6) years.

“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(d).

“Non-U.S. Lender” means a Lender, with respect to the Borrower, that is not a U.S. Person.

“Notes” means the promissory notes, if any, of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization agreements, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, transportation, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; provided that the Oil and Gas Properties shall not include any “building” or “mobile home” (each as defined in Regulation H as promulgated by the Federal Reserve Board under the Flood Insurance Regulations). Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” means Oil and Gas Properties of the Borrower or any other Loan Party, as the context may require.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to such corporation’s jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.05).

“Participant” has the meaning assigned to such term in Section 12.04(c).

“Participant Register” has the meaning assigned to such term in Section 12.04(c).

“Patriot Act” has the meaning assigned to such term in Section 12.16.

“PBGC” means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

“Permitted Equity Acquisition” means any acquisition by Borrower or any Guarantor of any Equity Interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(a) such acquisition is approved by the Administrative Agent;

(b) such acquisition is of a business or Person that owns Oil and Gas Properties;

(c) the business or Person so acquired shall (x) become a wholly-owned direct Subsidiary of Borrower or of a Guarantor and Borrower or the applicable Guarantor shall cause such acquired business or Person to comply with Section 8.14 hereof or (y) provided that the Loan Parties continue to comply with Section 8.03 hereof, be merged with and into Borrower or such a Guarantor (and, in the case of Borrower, with Borrower being the surviving entity); and

(d) after giving effect to such acquisition (including the request of any Loans associated therewith), the Borrower is in pro forma compliance with the Agreement.

“Permitted Holders” means RRI and Tema.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “New Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the “Refinanced Debt”); provided that:

(a) such New Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount), (ii) accrued and unpaid interest and fees and (iii) an amount necessary to pay reasonable costs and expenses, including premiums, related to such exchange or refinancing;

(b) such New Debt does not provide for any scheduled repayment, mandatory redemption or payment of a sinking fund obligation prior to the date that is 90 days after the fifth anniversary of the Effective Date (except for any customary offer to redeem such Debt required as a result of asset sales or the occurrence of a “change of control” under and as defined in the Second Lien Documents or the Senior Unsecured Notes Documents);

(c) such New Debt contains covenants, events of default, remedies, guarantees and other terms which are not materially more restrictive on the Borrower and each Loan Party, taken as a whole, than the terms of the Refinanced Debt on the First Amendment Effective Date, unless such more restrictive terms are incorporated into this Agreement;

(d) the mandatory prepayment, repurchase and redemption provisions of such New Debt are not materially more restrictive on the Borrower and each Loan Party, taken as a whole, than those imposed by the Refinanced Debt on the First Amendment Effective Date;

(e) no Subsidiary of the Borrower (other than a Guarantor or a Person who becomes a Guarantor in connection therewith) is an obligor under such New Debt; and

(f) such New Debt (and any guarantees thereof) is subordinated in right of payment to the Secured Obligations to at least the same extent as the Refinanced Debt and subordinated on terms satisfactory to the Administrative Agent.

“Permitted Tax Distribution” means, with respect to any taxable period during which the Borrower is a pass-through entity for United States federal income tax purposes (including, for the avoidance of doubt, a disregarded entity not treated as separate from its owner) Restricted Payments to holders of equity in the Borrower, made on a pro rata basis in accordance with the number of common units in the Borrower owned by each such holder, in an aggregate amount such that each such equity holder receives an amount of Restricted Payments necessary to enable such equity holder (and its direct and indirect owners) to pay its U.S. federal, state and/or local and non-U.S. income taxes (as applicable) attributable to its direct or indirect ownership of the Borrower with respect to such taxable period (assuming that each such equity holder (or its direct and indirect owners) is subject to tax at the highest combined marginal U.S. federal, state, and/or local income tax rate applicable to any such equity holder (or its direct and indirect owners) for such taxable period (including any tax rate imposed on “net investment income” by Section 1411 of the Code and excluding the deductibility of state and local income taxes for U.S. federal income tax purposes), and taking into account the alternative minimum tax, any cumulative net taxable loss of the Borrower for prior taxable periods to the extent such loss is of a character that would allow such loss to be available to such equity holders (or their direct and indirect owners) to reduce such attributable taxes of such equity holders (or their direct and indirect owners) in the current taxable period (taking into account any limitations on the utilization of such loss by such equity holders to reduce such attributable taxes and assuming such loss had not already been utilized) and the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income) provided, that if the sum of the amount of U.S. federal, state and local and non-U.S. tax liabilities of RRI for such taxable period and the amount of RRI’s obligations under the Tax Receivable Agreement relating to such taxable period exceeds the amount of Permitted Tax Distributions payable to RRI calculated as set forth above, then the equity holders shall be entitled to receive additional Restricted Payments (each, an “Excess Tax Distribution”), made on a pro rata basis in accordance with the number of common units in the Borrower owned by each such holder, in an aggregate amount such that RRI receives an additional amount of Restricted Payments equal to such excess..

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA but excluding any Multiemployer Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

“PNC Bank” has the meaning assigned to such term in the preamble hereto.

“Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal Office” means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Proved Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) ”Developed Producing Reserves”, (b) ”Developed Non-Producing Reserves” or (c) ”Undeveloped Reserves.”

“Published Rate” means the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

“Purchase Money Security Interest” shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

“PV-9” means, on any date of determination, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and the Loan Parties’ collective interests in such Proved Reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent bank price deck provided to the Borrower by the Administrative Agent.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guaranty agreement or the grant of the relevant Lien becomes effective or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder.

“RCRA” has the meaning assigned to such term within the definition of “Environmental Laws.”

“Reclassified Units” has the meaning assigned to such term in Section 9.02(m).

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned to such term in Section 8.10(a).

“Reportable Event” means any of the events described in Section 4043(c) of ERISA and the regulations issued thereunder with respect to a Plan other than a Reportable Event as to which the provision of 30 days’ notice to the PBGC has been waived.

“Required Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Required Lenders.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of the dates set forth in Section 8.12(a) (or such other date in the event of an Interim Redetermination), the Proved Reserves attributable to the Oil and Gas Properties of the Borrower and the other Loan Parties located in the United States of America, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon economic assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Reserve Report Certificate” has the meaning set forth in Section 8.12(c).

“Responsible Officer” means, as to any Person, the chief executive officer, the president or any Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution or return of capital (whether in cash, securities or other Property) with respect to any Equity Interests in any Person,

or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, conversion, cancellation or termination of any such Equity Interests.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“RRI” means Rosehill Resources Inc., a Delaware corporation, which was formerly known as KLR Energy Acquisition Corp. prior to the Business Combination Transaction.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“Scheduled Redetermination” has the meaning assigned to such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Documents” means the Second Lien Note Purchase Agreement and any and all credit or loan documents, instruments or agreements executed pursuant to or in connection with the Second Lien Note Purchase Agreement, in each case, together with all amendments, modifications, replacements, extensions and rearrangements thereof permitted by Section 9.23(b).

“Second Lien Intercreditor Agreement” means an Intercreditor Agreement substantially in the form of Exhibit I or in such other form and substance reasonably acceptable to the Majority Lenders, among Administrative Agent, the administrative agent, collateral agent or other agent under the Second Lien Note Purchase Agreement, and the Borrower and the Guarantors, as the same may from time to time, as reasonably approved by the Majority Lenders.

“Second Lien Note Purchase Agreement” means an indenture, note purchase agreement, credit agreement or similar agreement pursuant to which any Second Lien Notes are issued by the Borrower, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 9.23(b).

“Second Lien Notes” means senior secured second lien notes issued by the Borrower under the Second Lien Note Purchase Agreement not to exceed $100,000,000 in the aggregate, which Debt is intended to be secured on a junior basis by any Collateral securing the Secured Obligations in accordance with the Second Lien Intercreditor Agreement, provided that such Debt is permitted to be incurred and remain outstanding hereunder pursuant to Section 9.02(l) and any Liens securing such Debt are permitted pursuant to Section 9.03(d), as the same may from time to time be amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 9.23(b).

“Second Lien Obligations” means all “Obligations” (as defined in the Second Lien Note Purchase Agreement) that describes obligations thereunder that are secured by a Lien on Collateral that is junior to the Liens on the Collateral securing the Secured Obligations in accordance with the Second Lien Intercreditor Agreement.

“Secured Cash Management Agreement” means an agreement related to Cash Management Services between (x) any Loan Party and (y) a Secured Cash Management Provider.

“Secured Cash Management Provider” means, with respect to any agreement related to Cash Management Services, a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent who is the counterparty to any such agreement related to Cash Management Services.

“Secured Obligations” means any and all amounts owing or to be owing by any Loan Party (x) to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document, (y) to any Secured Swap Provider under any Secured Swap Agreement or Secured Cash Management Provider under any Secured Cash Management Agreement and (z) all renewals, extensions and/or rearrangements of any of the foregoing, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing after the maturity of the Loans and LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); provided that solely with respect to any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations of such Guarantor shall in any event be excluded from “Secured Obligations” owing by such Guarantor.

“Secured Parties” means, collectively, the Administrative Agent, each Lender, each Issuing Bank, each Secured Cash Management Provider, each Secured Swap Provider, each Indemnitee, each other Agent, and any other Person owed Secured Obligations and “Secured Party” means any of them individually.

“Secured Swap Agreement” means a Swap Agreement between (x) any Loan Party and (y) a Secured Swap Provider.

“Secured Swap Provider” means, with respect to any Swap Agreement, (a) a Lender or an Affiliate of a Lender who is the counterparty to any such Swap Agreement with a Loan Party and (b) any Person who was a Lender or an Affiliate of a Lender at time when such Person entered into any such Swap Agreement who is a counterparty to any such Swap Agreement with a Loan Party.

“Securities Act” means the Securities Act of 1933.

“Security Instruments” means the Guaranty Agreement, Mortgages and any security agreements, deeds of trust, account control agreements and other agreements, instruments or certificates described or referred to in Exhibit F, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower, the other Loan Parties or any other Person (other than Swap Agreements with Secured Swap Providers or participation or similar agreements between any Lender and any other lender or creditor with respect to any Secured Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of the Secured Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Senior Unsecured Notes” means unsecured senior, senior subordinated or subordinated Debt consisting of notes or bonds issued by the Borrower or a Guarantor, provided that (a) the principal amount of such Debt shall not exceed in the aggregate, at any time such Debt is incurred (without duplication and taking into account all concurrent payments or redemptions of Senior Unsecured Notes with the proceeds of other Senior Unsecured Notes), an amount equal to the sum of (x) the greater of (i) $250,000,000 and (ii) the product of 1.5 multiplied by the Borrowing Base then in effect (prior to giving effect to any reduction of the Borrowing Base under Section 2.07(e) for such issuance) and (y) the amount of Senior Unsecured Notes issued to repay Second Lien Obligations, (b) no Default or Event of Default has occurred and is continuing under this Agreement or would result from such incurrence of Debt, (c) the maturity date of such Debt shall not occur before one hundred eighty (180) days after the Maturity Date, (d) there shall be no scheduled principal amortization, prepayments, redemptions, defeasance, tender, sinking fund or repurchase obligations prior to the Maturity Date, and (e) the covenants, events of default, guarantees and other terms of such Debt, taken as a whole, are not more restrictive on the Borrower and its Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance or incurrence); provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence or issuance of such Debt, together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Senior Unsecured Notes Documents” means, with respect to any Senior Unsecured Notes, each indenture or other agreement pursuant to which such Senior Unsecured Notes is issued or incurred, and any notes, certificates, security agreement, mortgage or other documents made or delivered by the Borrower or any Subsidiary in connection with such Senior Unsecured Notes, as the same may be amended, modified or supplemented in accordance with Section 9.21.

“Series A Preferred Stock” means the 8.000% Series A Cumulative Perpetual Convertible Preferred Stock of RRI.

“Series B Redeemable Preferred Stock” means “Series B Preferred Stock” as defined in the Stock Purchase Agreement.

“Series B Preferred Equity Holders” means and those certain holders of Series B Redeemable Preferred Stock of RRI upon the First Amendment Effective Date pursuant to the Stock Purchase Agreement including such additional holders of Series B Redeemable Preferred Stock from future issuances as contemplated thereby.

“Series B Preferred Equity Issuance” means the issuance of Series B Redeemable Preferred Stock of the Borrower (a) upon the First Amendment Effective Date in an amount up to $150,000,000 and (b) upon a future date in an amount up to $50,000,000, in each case, in accordance with the terms of the Stock Purchase Agreement.

“Series B Redeemable Preferred Stock” means “Series B Preferred Stock” as defined in the Stock Purchase Agreement.

“Specified Change of Control” means a “Change of Control” (or any other defined term having a similar purpose or meaning) as defined in any (i) Senior Unsecured Notes, (ii) Second Lien Documents, (iii) the Tax Receivables Agreement or (iv) documents governing any RRI’s Equity Interests.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the LIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stock Purchase Agreement” means the Series B Redeemable Preferred Stock Purchase Agreement dated as of December 8, 2017 among RRI and the purchasers listed therein.

“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Borrower.

“Swap Agreement” means any agreement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party shall be a Swap Agreement.

“Swap Liquidation” means any Swap Agreement, which has been given value in the then effective Borrowing Base, is sold, assigned, novated, liquidated, unwound or terminated.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement dated as of April 27, 2017 by and among RRI, Tema and its successors and permitted assigns, as the “TRA Holders,” and Tema or such other Person designated as the agent under such agreement as the “Agent”.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Tema” means Tema Oil and Gas Company, a Maryland corporation or its Affiliates.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Total Funded Debt” means, at any date, all Debt of the Borrower and its Consolidated Subsidiaries on a consolidated basis, excluding (a) all obligations under or in respect of any Borrower Preferred Units so long as such obligations are not classified as debt under GAAP or no mandatory redemption payment is then due; (b) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person and (c) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, the Borrower’s grant of the security interests and provision of collateral under the Security Instruments, and Borrower’s grant of Liens on Mortgaged Properties (if applicable)

and other Properties pursuant to the Security Instruments, (b) each other Loan Party, the execution, delivery and performance by such Loan Party of each Loan Document to which it is a party, the guaranteeing of the Secured Obligations and the other obligations under the Guaranty Agreement by such Loan Party and such Loan Party’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties (if applicable) and other Properties pursuant to the Security Instruments, (c) the Business Combination Transaction, (d) the Whitehorse Asset Acquisition and (d) the Series B Preferred Equity Issuance.

“Type” when used in reference to any Loan or Borrowing, refers to the rate of interest on such Loan, or on the Loans comprising such Borrowing, determined by reference to either the Base Rate or the LIBOR Rate.

“U.S. Person” means a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.03(g)(ii)(B)(3).

“Whitehorse Acquisition Agreement” means that certain Purchase and Sale Agreement, dated as of October 24, 2017, by and among, Whitehorse Energy, LLC, a Delaware limited liability company, Whitehorse Energy Delaware, LLC, a Delaware limited liability company, Whitehorse Delaware Operating, LLC, Delaware limited liability company, Siltstone Resources II - Permian, LLC, a Delaware limited liability, Siltstone Resources II-B-Permian, LLC, a Delaware limited liability, Rosehill Resources Inc., a Delaware corporation, and the Borrower.

“Whitehorse Asset Acquisition” means the acquisition of the Whitehorse Assets.

“Whitehorse Assets” means the Oil and Gas Properties and other related assets acquired pursuant to the Whitehorse Acquisition Agreement.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower, the Guarantors and/or one or more of the Wholly-Owned Subsidiaries.

“Withholding Agent” means any Loan Party or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “LIBOR Rate Loan” or a “LIBOR Rate Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” and “until” means “to but excluding” and the word “through” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the initial financial statements delivered under Section 8.01, except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (a) for the purposes of calculating compliance with any covenant in this Agreement or any other Loan Document, no effect shall be given to any change in GAAP arising out of a change described in the Proposed Accounting Standards Update to Leases (Topic 840) dated August 17, 2010 or a substantially similar pronouncement and (b) if the Borrower notifies the Administrative Agent in writing that the Borrower wishes to amend any financial covenant in Section 9.01, any related definition to eliminate the effect of any change in GAAP occurring after the Effective Date on the operation of such financial covenants (or if the Administrative Agent notifies the Borrower in writing that the Majority Lenders wish to amend any financial covenant in Section 9.01, any related definition to eliminate the effect of any such change in GAAP), then the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Majority Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to under Sections 8.01(a) and (b) of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.

Section 1.06 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

Section 2.02 Loans and Borrowings.

(a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 3.03 and Section 5.05, each Borrowing shall be comprised entirely of Base Rate Loans or LIBOR Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBOR Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any LIBOR Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of five (5) LIBOR Rate Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Notes. If requested by a Lender, the Loans made by such Lender shall be evidenced by a single Note of the Borrower, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. Upon request from a Lender, in the event that any such Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by such Lender, and all payments made on account of the principal thereof, may be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a LIBOR Rate Borrowing, not later than 10:00 a.m., Pittsburgh, Pennsylvania time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 10:00 a.m., Pittsburgh, Pennsylvania time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of a Base Rate Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic communication to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower, it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Base Rate Borrowing or a LIBOR Rate Borrowing;

(iv) in the case of a LIBOR Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) the amount of the then effective Borrowing Base, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested LIBOR Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic communication to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and Section 2.04(c)(iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a LIBOR Rate Borrowing; and

(iv) if the resulting Borrowing is a LIBOR Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBOR Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to the Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, (i) no outstanding Borrowing may be converted to or continued as a LIBOR Rate Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Rate Borrowing shall be ineffective) and (ii) unless repaid, each LIBOR Rate Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by the Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Pittsburgh, Pennsylvania time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that Base Rate Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06 Termination and Reduction of Aggregate Maximum Credit Amounts.

(a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts are terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b) Optional Termination and Reduction of Aggregate Maximum Credit Amounts.

(i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(b), the total Revolving Credit Exposures would exceed the total Commitments.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Any election by the Borrower to terminate or reduce the Aggregate Maximum Credit Amounts pursuant to a notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) may be made to be contingent upon the consummation of a refinancing or effectiveness of other credit facilities and such notice may otherwise be extended or revoked, in each case, with the requirements of Section 5.02 to apply to any failure of the contingency to occur and any such extension or revocation. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

Section 2.07 Borrowing Base.

(a) Initial Borrowing Base. For the period from and including the Effective Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be $55,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to the Borrowing Base Adjustment Provisions.

(b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined on a semi-annual basis in accordance with this Section 2.07 (each such redetermination, a “Scheduled Redetermination”). Subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on or about April 1st and October 1st of each year, as applicable, commencing October 1, 2017. In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, one time between any two successive Scheduled Redeterminations, each elect to cause the Borrowing Base to be redetermined (an “Interim Redetermination”) in accordance with this Section 2.07.

(c) Scheduled and Interim Procedure. Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows:

(i) Upon receipt by the Administrative Agent of (A) the applicable Reserve Report and related Reserve Report Certificate and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.01 (as applicable) and Section 8.12, as may, from time to time, be reasonably requested by the Administrative Agent or the Majority Lenders (the Reserve Report, related Reserve Report Certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in its sole discretion, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon any information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt, the Loan Parties’ other assets, liabilities, fixed charges, cash flow, business properties, prospects, management and ownership, hedged and unhedged exposure to price, price and production scenarios, interest rate and operating cost changes) as the Administrative Agent deems appropriate in its sole discretion and consistent with its oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A) in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) in a timely and complete manner, then on or before the fifteenth (15th) day following the date of delivery (or such later date, within 30 days thereof, to which the Borrower and the Administrative Agent agree) or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B) in the case of an Interim Redetermination, on or about the thirtieth (30th) day after the Administrative Agent has received the required Engineering Reports (unless otherwise agreed by the Borrower).

(iii) Any Proposed Borrowing Base that would (A) increase the Borrowing Base then in effect must be approved by all Lenders (other than Defaulting Lenders) and (B) decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders, in each case, as provided in this Section 2.07(c)(iii). Such decisions will be made by each Lender based upon such criteria (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt, the Loan Parties’ other assets, liabilities, fixed charges, cash flow, business properties, prospects, management and ownership, hedged and unhedged exposure to price, price and production scenarios, interest rate and operating cost changes) as such Lender deems appropriate in its sole discretion and consistent with its oil and gas lending criteria as it exists at the particular time. Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If, at the end of such fifteen (15) day period, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, a Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of such Proposed Borrowing Base. If, at the end of such fifteen (15) day period, all of the Lenders (other than Defaulting Lenders), in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such fifteen (15) day period, all of the Lenders (other than Defaulting Lenders) or the Required Lenders, as applicable, have not approved or deemed to have approved the Proposed Borrowing Base as indicated above, then the Administrative Agent shall promptly thereafter poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders (in the case of any increase to the Borrowing Base) or a number of Lenders sufficient to constitute the Required Lenders (in any other case) and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

(d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders (other than Defaulting Lenders) or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:

(i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or about April 1st or October 1st of each year, as applicable (or such later time as (x) the Borrower may agree upon request of the Administrative Agent or (y) the Majority Lenders may agree upon the request of the Borrower), following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Borrowing Base Notice; and

(ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under the Borrowing Base Adjustment Provisions, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e) Borrowing Base Reductions.

(i) Upon the issuance or incurrence of any Senior Unsecured Notes in accordance with Section 9.02(h), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the difference between (A) the stated principal amount of such Senior Unsecured Notes (without regard to any original issue discount) and (B) the amount of proceeds of such issuance applied to repay any outstanding Senior Unsecured Notes, and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance or incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on such date until the next redetermination or modification thereof hereunder.

(ii) If the sum of (A) the Borrowing Base value of the aggregate of dispositions of Oil and Gas Properties and Equity Interests (including Casualty Events in respect of Oil and Gas Properties with Proved Reserves attributable thereto) occurring in any period between Scheduled Redeterminations, plus (B) the Borrowing Base value of Swap Liquidations (unless novated or assigned to a counterparty with equal or better creditworthiness or replaced with positions or contracts of comparable value) occurring in the same period exceeds 5% of the then effective Borrowing Base, then the Borrowing Base shall be reduced in an amount of the Borrowing Base value or attributed value of such dispositions or Casualty Events in respect of Oil and Gas Properties with Proved Reserves attributable thereto and the Borrowing Base value given to such terminated Swap Agreements as determined by the Administrative Agent. Any redetermination of the Borrowing Base pursuant to this Section 2.07(e) shall not be considered an Interim Redetermination requested by Administrative Agent within the meaning of Section 2.07(b).

(iii) The Borrowing Base may be reduced as provided in Section 8.13(c).

Section 2.08 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any other Loan Party, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the period from the Effective Date until the day which is five (5) Business Days prior to the end of the Availability Period; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (to be received no later than 10:00 a.m. Pittsburgh, Pennsylvania time five (5) Business Days, or such shorter period as may be agreed to by the Issuing Bank, in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv) specifying the amount of such Letter of Credit;

(v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi) specifying the amount of the then effective Borrowing Base and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the total Revolving Credit Exposures shall not exceed the total Commitments (i.e. the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).

If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit and shall guarantee the reimbursement of any Letter of Credit issued hereunder.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit or, if a Letter of Credit is issued in favor of the Texas Railroad Commission (the “Specified L/Cs”), the date fifteen months after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension of a Letter of Credit, one year or, in the case of the Specified L/Cs, fifteen (15) months after such renewal or extension), in each case unless consented to by the relevant Issuing Bank and the Administrative Agent, and (ii) the date that is five Business Days prior to the Maturity Date; provided, however, that any Letter of Credit with a one-year maturity date may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least thirty days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., Pittsburgh, Pennsylvania time, on the Business Day immediately following the later of the Business Day on which such LC Disbursement is made and the Business Day the Borrower receives notice thereof; provided that, unless the Borrower has notified the relevant Issuing Bank and Administrative Agent that it will, and does, reimburse such LC Disbursement by the required date and time, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with a Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the applicable Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this section to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by fax or other electronic transmission) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall also be deemed to refer to such successor. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization.

(i) If any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Secured Parties, an amount in cash equal to the LC Exposure. If the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), the Borrower shall deposit in such an account an amount equal to the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon. The obligation to deposit such cash collateral pursuant to the two preceding sentences shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Subsidiary described in Section 10.01(h) or Section 10.01(i).

(ii) At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 4.05(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(A) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ LC Exposure, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(B) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.08(j) or Section 4.05 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(C) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.08(j) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 4.05 the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02 Interest.

(a) Base Rate Loans. The Loans comprising each Base Rate Borrowing shall bear interest at the Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b) LIBOR Rate Loans. The Loans comprising each LIBOR Rate Borrowing shall bear interest at the LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c) Post-Default Rate. Notwithstanding the foregoing, if any principal of, or interest on, any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2.0%) plus the rate applicable to Base Rate Loans as provided in Section 3.02(a) but in no event to exceed the Highest Lawful Rate. Notwithstanding the foregoing, (i) if an Event of Default under Sections 10.01(a), (b), (h) or (i) has occurred and is continuing or (ii) upon the agreement of the Majority Lenders, if any Event of Default (other than as specified in clause (i)) has occurred and is continuing, Loans outstanding at such time and, to the extent permitted by applicable law, any due and unpaid interest payments on the Loans or any fees or other amounts due and owing hereunder (other than default interest occurring under this Section 3.02(c)) shall bear interest, after as well as before judgment, at the rate then applicable to such Loans (including the Applicable Margin) plus an additional two percent (2.0%), but in no event to exceed the Highest Lawful Rate.

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of a Base Rate Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any LIBOR Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or LIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Rate Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Majority Lenders that the LIBOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or fax as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Rate Borrowing shall be ineffective (and such Borrowing shall be automatically converted into Base Rate Loans on the last day of the applicable Interest Period), and (ii) if any Borrowing Request requests a LIBOR Rate Borrowing, such Borrowing shall be made either as a Base Rate Borrowing or at an alternate rate of interest determined by the Majority Lenders as their cost of funds.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by fax or other electronic transmission) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Rate Borrowing, not later than 1:00 p.m., Pittsburgh, Pennsylvania time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of a Base Rate Borrowing, not later than 1:00 p.m., Pittsburgh, Pennsylvania time, at least one Business Day prior to the date of prepayment. Each such notice shall be irrevocable and shall specify (i) the prepayment date, and (ii) the principal amount of each Borrowing or portion thereof to be prepaid, which shall not be less than the lesser of (x) the Revolving Credit Exposure or (y) $5,000,000 for any Loan; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(b). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02 and any amounts due under Section 5.02.

(c) Mandatory Prepayments.

(i) Upon Optional Terminations and Reductions. If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), there is a Borrowing Base Deficiency, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such Borrowing Base Deficiency, and (B) if any Borrowing Base Deficiency remains after prepaying all of the Borrowings as a result of LC Exposure, Cash Collateralize such remaining deficiency as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of Cash Collateral substantially concurrently with the effectiveness of such termination or reduction

(ii) Upon Redeterminations, Title Related Adjustments, Etc. Upon any redetermination of the Borrowing Base pursuant to Section 2.07(b) or adjustment to the amount of the Borrowing Base in accordance with Section 8.13(c), if there is a Borrowing Base Deficiency, then, after receiving notice from the Administrative Agent by means of (x) a New Borrowing Base Notice or (y) written notice of adjustment pursuant to Section 8.13(c), in each case, of such Borrowing Base Deficiency (such date of receipt of notice, the “Deficiency Notification Date”),the Borrower shall, within ten (10) days of the Deficiency Notification Date inform the Administrative Agent of the Borrower’s election to:

(A) within thirty (30) days of the date such election is made, (1) prepay the Loans in an aggregate principal amount equal to such Borrowing Base Deficiency and (2) if any Borrowing Base Deficiency remains after prepaying all of the Loans as a result of any LC Exposure, Cash Collateralize such excess as provided in Section 2.08(j),

(B) prepay the Loans in six (6) equal monthly installments, commencing on the thirtieth (30th) day following the Deficiency Notification Date with each payment being equal to 1/6th of the aggregate principal amount of such excess (as such Borrowing Base Deficiency may be reduced during such six-month period as a result of a Borrowing Base re-determination or other adjustment of the Borrowing Base described herein),

(C) within sixty (60) days of the date such election is made, provide additional collateral in the form of additional Oil and Gas Properties not evaluated in the most recently delivered Reserve Report or other collateral reasonably acceptable to the Administrative Agent having a Borrowing Base value (as proposed by the Administrative Agent and approved by the Required Lenders) sufficient, after giving effect to any other actions taken pursuant to this Section 3.04(c) to eliminate any such excess, or

(D) undertake a combination of clauses (A), (B) and (C).

provided that, notwithstanding the options set forth above, in all cases, the Borrowing Base Deficiency must be eliminated on or prior to the Termination Date. If, because of LC Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall Cash Collateralize such remaining Borrowing Base Deficiency as provided in Section 2.08(j).

(iii) Upon Certain Adjustments. If there is a Borrowing Base Deficiency as a result of a Borrowing Base adjustment pursuant to the Borrowing Base Adjustment Provisions (other than Section 8.13(c)), then on the next Business Day after the occurrence of such Borrowing Base adjustment, the Borrower shall prepay Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and if any Borrowing Base Deficiency remains as a result of LC Exposure, pay to Administrative Agent an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j).

(iv) Application of Prepayments to Types of Borrowings. Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any Base Rate Borrowings then outstanding, and, second, ratably to any

LIBOR Rate Borrowings then outstanding, and if more than one LIBOR Rate Borrowing is then outstanding, to each such LIBOR Rate Borrowing in order of priority beginning with the LIBOR Rate Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the LIBOR Rate Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(v) Interest to be Paid with Prepayments. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender to the extent set forth in Section 4.05) a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender (determined taking into account both Loans and LC Exposure) during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender (other than a Defaulting Lender to the extent set forth in Section 4.05) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to LIBOR Rate Loans (as such rate may be increased pursuant to Section 3.02(c)) on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements that has been funded by such Lender) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each applicable Issuing Bank a fronting fee, which shall accrue at the rate per annum agreed to between such Issuing Bank and Borrower on the average daily amount of the LC Exposure attributable to such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure and (iii) to each Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable on such last Business Day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 11:00 a.m., Pittsburgh, Pennsylvania time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the applicable Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders and/or any applicable Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders and/or any applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders and/or any applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.08(d),

Section 2.08(e) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).

Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent agrees that it will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent, but the Administrative Agent will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

Section 4.05 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash

Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.08(j); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.08(j); sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and LC Exposure is held by the Lenders pro rata in accordance with the Commitments under the applicable facility without giving effect to Section 4.05(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.05(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 3.05(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 3.05(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its LC Exposure for which it has provided Cash Collateral pursuant to Section 2.08(j).

(C) With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure that has been reallocated to such non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 6.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.08(j).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 4.05(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES

Section 5.01 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or any Issuing Bank;

(ii) subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or other Credit Party of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or such other Credit Party (whether of principal, interest or any other amount), then, upon request of such Lender, Issuing Bank or other Credit Party, the Borrower will pay to such Lender or such other Credit Party such additional amount or amounts as will compensate such Lender or such other Credit Party for such additional costs incurred or reduction suffered.

(b) Capital and Liquidity Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan into a Base Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04 then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and demonstrating, in reasonable detail, the computation of such amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10  days after receipt thereof.

Section 5.03 Taxes.

(a) Defined Terms. For purposes of this Section 5.03, Section 5.04 and Section 5.05, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03), the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Credit Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 5.03, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals or copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals or copies of IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals or copies of IRS Form W-8ECI (or any successor form);

(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals or copies of IRS Form W-8BEN (or any successor form); or

(4) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals or copies of IRS Form W-8IMY(or any successor form), accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals or copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Documents.

Section 5.04 Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or required the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05 Replacement of Lenders. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.04, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.04(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.04, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, and under the other Loan Documents (including any amounts under Section 5.02), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments, and (iv) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 5.06 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain LIBOR Rate Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such LIBOR Rate Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such LIBOR Rate Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its Base Rate Loans.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party and duly executed Notes payable to each Lender that requested a Note.

(b) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty Agreement, and except in cases where no signature is required, the other Security Instruments described on Exhibit F. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority Liens that may be perfected upon recordation of properly completed financing statements and the Security Instruments in the appropriate filing offices therefor (except Liens permitted by Section 9.03 may exist) on at least 90% of the PV-9 of Proved Reserves evaluated in the most recent Reserve Report.

(c) The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Loan Party (y) who are authorized to sign the Loan Documents to which such Loan Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and by-laws or other applicable Organizational Documents of such Loan Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Loan to the contrary.

(d) The Administrative Agent shall have received certificates of the appropriate State agencies, as requested by the Administrative Agent, with respect to the existence, qualification and good standing of each Loan Party in each jurisdiction where any such Loan Party is organized or owns Borrowing Base Properties, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect.

(e) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying that (i) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, (ii) no Event of Default or Default exists and (iii) no Material Adverse Effect has occurred since December 31, 2016.

(f) The Administrative Agent shall have received (i) copies of the audited pro forma consolidated financial statements, prepared in accordance with GAAP, of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2016, (ii) budget and pro forma projections (including a pro forma closing balance sheet, pro forma statements of operations and cash flow) for the years 2017 through 2022 and quarterly projections through 2017 and yearly thereafter, including assumptions used in preparing the forecast financial statements, satisfactory to the Administrative Agent.

(g) Each of the Borrower and its Subsidiaries shall have established its primary deposit and investment accounts with PNC Bank.

(h) The Administrative Agent shall have received evidence that adequate insurance, if applicable, required to be maintained in accordance with Section 7.12 is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured, mortgagee, lender or loss payee, as applicable.

(i) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit E certifying that, after giving effect to the Borrowings under this Agreement, the Borrower and the other Loan Parties, on a consolidated basis, are solvent.

(j) The Administrative Agent shall have received the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c)(i)-(iii).

(k) The Administrative Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information previously requested and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(l) The Administrative Agent shall have received an opinion of Haynes and Boone LLP, special counsel for the Loan Parties, in form and of substance reasonably acceptable to the Administrative Agent.

(m) The Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts required to be paid under this Agreement or the other Loan Documents due and payable on or prior to the Effective Date and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(n) The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the other Loan Parties other than those being released on or prior to the Effective Date or Liens permitted by Section 9.03.

(o) The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the PV-9 of the Borrowing Base Properties.

(p) The Administrative Agent shall have received evidence that the that the Existing Credit Agreement has been, or concurrently with the Effective Date is being, terminated and all Liens securing Debt under the Existing Credit Agreement have been, or concurrently with the Effective Date are being, released.

(q) The Administrative Agent shall have received a certificate dated as of the date of this Agreement from a Responsible Officer of the Borrower stating that the Business Combination Transaction has been consummated pursuant to the terms of the Business Combination Agreement and that attached thereto are true and complete copies of the Business Combination Agreement;

(r) The corporate, capital and ownership structure of the Borrower and its Subsidiaries upon the Effective Date shall be reasonably satisfactory to Administrative Agent.

(s) The Administrative Agent shall be satisfied that as of the Effective Date, after giving effect to the Transactions, the sum of (i) the amount by which the Borrowing Base exceeds the Revolving Credit Exposures of all Lenders and (ii) cash on hand of Borrower, is not less than $60,000,000.

(t) Except as provided in Section 8.18, Administrative Agent shall have received copies of any ISDA schedules and credit support annexes and any other agreements evidencing collateral arrangements with any approved counterparties, which shall be in form and substance reasonably acceptable to Administrative Agent.

(u) The Administrative Agent shall have received such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit and the Effective Date, is subject to the satisfaction of the following conditions:

(a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(b) The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date.

(c) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (or an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.08(b), as applicable.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower and the other Loan Parties on the date thereof as to the matters specified in Section 6.02(a) through (c).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

Section 7.01 Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such licenses, authorizations, consents, approvals and foreign qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, owner action. Each Loan Document to which a Loan Party is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of financing statements and the Security Instruments as required by this Agreement, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect, or do not have an adverse effect on the enforceability of the Loan Documents and (iii) those third party authorizations, approvals or consents that are customarily obtained following closing, (b) will not violate (i) in any material respect, any applicable law or regulation or any order of any Governmental Authority or (ii) the Organizational Documents of any Loan Party, (c) will not violate or result in a default under any indenture, note, credit agreement or other similar instrument binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) will not result in the creation or imposition of any Lien on any Property of any Loan Party (other than the Liens created by the Loan Documents and Liens created under the Second Lien Documents to the extent permitted hereunder and under the Second Lien Intercreditor Agreement).

Section 7.04 Financial Condition; No Material Adverse Change.

(a) Since December 31, 2016 and after giving effect to the Transactions (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrower and the Loan Parties has been conducted only in the ordinary course consistent with past business practices.

(b) Neither the Borrower nor any other Loan Party has on the date of this Agreement, after giving effect to the Transactions, any material Debt (including Disqualified Capital Stock) other than the Secured Obligations, the Second Lien Obligations and obligations under the Borrower Preferred Units (to the extent constituting Debt) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, or unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments.

Section 7.05 Litigation.

(a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against any Loan Party that (i) are not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any Loan Document or the Transactions.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule  7.05 that, individually or in the aggregate, has resulted in a Material Adverse Effect.

Section  7.06 Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (or for each Loan Party’s Oil and Gas Properties where another party other than such Loan Party is the operator, to the knowledge of the Borrower could not reasonably be expected to have a Material Adverse Effect):

(a) While the Loan Parties have operated Properties, the Loan Parties and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;

(b) the Loan Parties have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and no Loan Party has received any written notice that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be denied;

(c) the Loan Parties have not received any written claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Borrower’s knowledge, threatened against any Loan Party or any of their respective Properties or as a result of any operations at the Properties;

(d) none of the Loan Parties owns or operates a treatment, storage, or disposal facility requiring a permit under the RCRA, regulations thereunder or any comparable state delegated Resource Conservation and Recovery Act program;

(e) except as permitted under applicable laws, there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials attributable to the operations of any Loan Party at, on, under or from any Loan Party’s Properties and there are no investigations, remediations, abatements, removals of Hazardous Materials required under applicable Environmental Laws relating to such Releases or threatened Releases or at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

(f) no Loan Party has received any written notice asserting an alleged liability or obligation under any Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials, including at, under, or Released or threatened to be Released from any real properties offsite the Loan Party’s Properties and there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice;

(g) to the Loan Party’s knowledge, there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any Loan Party or relating to any of their Properties that would reasonably be expected to form the basis for a claim against any Loan Party for damages or compensation and, to the Borrower’s knowledge, there are no conditions or circumstances that would reasonably be expected to result in the receipt of notice regarding such exposure;

(h) no Loan Party has assumed or retained any liability of another Person under Environmental Law or relating to Hazardous Materials, and, to the Borrower’s knowledge, no Loan Party otherwise has any liability under any Environmental Laws or relating to Hazardous Materials; and

(i) the Loan Parties have provided to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any Loan Party’s possession or control and relating to their respective Properties or operations thereon.

Section 7.07 Compliance with the Laws and Agreements; No Defaults.

(a) Each Loan Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) No Loan Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require such Loan Party to Redeem or make any offer to Redeem all or any portion of any Debt outstanding under any indenture, note, credit agreement or other similar instrument pursuant to which any Material Indebtedness is outstanding or by which the Loan Parties or any of their Properties is bound.

(c) No Default has occurred and is continuing.

Section 7.08 Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 Taxes. Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the applicable Loan Party has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the knowledge of Borrower, no material proposed tax assessment is being asserted with respect to any Loan Party.

Section 7.10 ERISA. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(a) Each Plan is, and has been, operated, administered and maintained in substantial compliance with, and the Borrower and each ERISA Affiliate have complied with ERISA, the terms of the applicable Plan and, where applicable, the Code.

(b) No act, omission or transaction has occurred that could result in imposition on the Borrower or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA.

(c) No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower or any ERISA Affiliate has been or is reasonably expected by any Loan Party or any ERISA Affiliate to be incurred with respect to any Plan.

(d) No ERISA Event with respect to any Plan has occurred that has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Plan or the PBGC.

(e) The actuarial present value of the benefit liabilities under each Plan does not, as of the end of the Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA.

(f) Neither the Borrower nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, or had any actual liability to any Multiemployer Plan.

Section 7.11 Disclosure; No Material Misstatements. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any Loan Party is subject, and all other existing facts and circumstances applicable to the Loan Parties known to the Borrower, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Loan Parties to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial or other information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and the Loan Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12 Insurance. For the benefit of each Loan Party, the Borrower has (a) all insurance policies sufficient for the compliance by the Loan Parties with all material Governmental Requirements and all material agreements and (b) insurance coverage, or self-insurance, in at least such amounts and against such risk (including public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Loan Parties. Schedule 7.12, as of the date hereof, sets forth a list of all insurance maintained by the Borrower. The Administrative Agent, as agent for the benefit of the Secured Parties, has been named as additional insureds in respect of such liability insurance policies and the Administrative Agent, as agent for the benefit of the Secured Parties, has been named as loss payee with respect to Property loss insurance.

Section 7.13 Restriction on Liens. Neither the Borrower nor any Loan Party is a party to any material agreement or arrangement (other than (x) the Second Lien Documents (subject to the Intercreditor Agreement) and (y) Purchase Money Security Interests and Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Purchase Money Security Interests or Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Secured Obligations and the Loan Documents.

Section 7.14 Loan Parties. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, there are no other Loan Parties.

Section 7.15 Foreign Operations. The Borrower and the other Loan Parties do not own any Oil and Gas Properties not located within the geographical boundaries of the United States.

Section 7.16 Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Rosehill Operating Company, LLC; and the organizational identification number of the Borrower in its jurisdiction of organization is 6199183 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(l) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(l) and Section 12.01(c)). Each Loan Party’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01 (l)).

Section 7.17 Properties; Defensible Title, Etc.

(a) Each Loan Party has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its personal Properties other than Properties sold in compliance with Section 9.11 from time to time, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to Liens permitted by Section 9.03, the Loan Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and except as otherwise provided by statute, regulation or the standard and customary provisions of any applicable joint operating agreement, the ownership of such Properties shall not in any material respect obligate the Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Loan Party’s net revenue interest in such Property.

(b) All material leases and agreements necessary for the conduct of the business of the Loan Parties are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c) The rights and Properties presently owned, leased or licensed by the Loan Parties including all easements and rights of way, include all rights and Properties necessary to permit the Loan Parties to conduct their business in all material respects in the same manner as its business is conducted on the date hereof.

(d) Each Loan Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Loan Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.18 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Loan Parties have been maintained, operated and developed in a reasonably prudent manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Loan Parties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Loan Parties is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Loan Parties is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Loan Parties. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Loan Parties that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Loan Parties, in a manner consistent with the Loan Parties’ past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expected to have a Material Adverse Effect).

Section 7.19 Gas Imbalances; Prepayments. Except as set forth on Schedule 7.19 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances take or pay or other prepayments which would require any Loan Party to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding two percent (2.0%) of the aggregate volumes of natural gas (on an Mcf basis) listed in the most recent Reserve Report.

Section 7.20 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.20, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report, (a) the Loan Parties are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity and (b) no material agreements exist which are not cancelable on 90 days’ notice or less without penalty or detriment for the sale of production from the Loan Parties’ Hydrocarbons (including calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (i) pertain to the sale of production at a fixed price and (ii) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.21 Security Documents. The Security Instruments are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Mortgaged Property and Collateral and proceeds thereof. The Secured Obligations are and shall be at all times secured by a legal, valid and enforceability perfected first priority Liens in favor of the Administrative Agent, covering and encumbering the Mortgaged Properties and other Collateral, to the extent perfection has occurred or will occur, by the recording of a mortgage, the filing of a UCC financing statement or, with respect to Equity Interests represented by certificates, by possession (in each case, to the extent available in the applicable jurisdiction); provided that, except in the case of pledged Equity Interests or as otherwise provided herein, Liens permitted by Section 9.03 may exist.

Section 7.22 Swap Agreements and Eligible Contract Participant. Schedule 7.22, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(d), sets forth, a true and complete list of all Swap Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied, but excluding the Security Instruments) and the counterparty to each such agreement. The Borrower is a Qualified ECP Guarantor.

Section 7.23 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (i) to provide funds for working capital, (ii) to finance capital expenditures, (iii) for the acquisition and development by the Borrower and its Subsidiaries of Oil and Gas Properties permitted hereunder, (iv) to refinance existing debt, and (v) for general corporate purposes of the Borrower and its Subsidiaries. No Loan Party is engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.24 Solvency. After giving effect to the Transactions and the other transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Loan Parties, taken as a whole, will exceed the aggregate Debt of the Loan Parties on a consolidated basis, as the Debt becomes absolute and matures, (b) each Loan Party will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each Loan Party will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.25 Anti-Corruption Laws; Sanctions; OFAC.

(a) The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

(b) The Borrower, its Subsidiaries, their respective officers and employees and, to the knowledge of the Borrower, its directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person.

(c) None of (i) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Borrower will not directly or, to its knowledge, indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any applicable Sanctions.

Section 7.26 EEA Financial Institution. No Loan Party is an EEA Financial Institution.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated (or are Cash Collateralized) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Borrower, the audited consolidating and consolidated balance sheet for the Borrower and its Consolidated Subsidiaries and related statements of operations, members’ equity, as applicable, and cash flows as of the end of and for such year, setting forth in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, that the foregoing requirements shall be deemed satisfied by delivery of the audited financial statements of RRI for such fiscal year that are filed by RRI with the SEC (so long as the same are so filed within the 90-day period specified above and otherwise delivered in accordance with Section 12.01(b)).

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the unaudited consolidating and consolidated balance sheet for the Borrower and its Consolidated Subsidiaries and related statements of operations, members’ equity, as applicable, and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, that the foregoing requirements shall be deemed satisfied by delivery of the financial statements of RRI for such fiscal year that are filed by RRI with the SEC (so long as the same are so filed within the 45-day period specified above and otherwise delivered in accordance with Section 12.01(b)).

(c) Certificate of Responsible Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Responsible Officer of the Borrower in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recently delivered financial statements referred to in Section 8.01(a) and (b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate (the “Compliance Certificate”).

(d) Certificate of Responsible Officer – Swap Agreements and Forecasted Production.

(i) Concurrently with any delivery of financial statements under Section 8.01(b), a certificate of a Responsible Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of the period covered by such financial statements, a true and complete list of all Swap Agreements of each Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), any new credit support agreements relating thereto (other than Security Instruments) not listed on Schedule 7.22, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(ii) Concurrently with any delivery of financial statements under Section 8.01(b), a certificate of a Responsible Officer, in form and substance satisfactory to the Administrative Agent covering the Forecasted Production for reserves then owned by the Loan Parties.

(e) Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), and within ten (10) Business Days following each change in the insurance maintained in accordance with Section 8.07, certificates of insurance coverage with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(f) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to any Loan Party by independent accountants in connection with any annual, interim or special audit made by them of the books of any such Person, and a copy of any response by such Person, or the board of directors or other appropriate governing body of such Person, to such letter or report.

(g) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the SEC or with any national securities exchange.

(h) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(i) Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of all Persons purchasing Hydrocarbons from any Loan Party (or, with respect to Oil and Gas Properties that are not operated by a Loan Party, a list of the operators of such properties).

(j) Notice of Sales of Borrowing Base Properties and Unwinds of Swap Agreements. In the event the Borrower or any other Loan Party intends to sell, transfer, assign, or otherwise dispose of Oil and Gas Properties (or any Equity Interest of any Loan Party that owns Oil and Gas Properties) or terminate, unwind, cancel or otherwise dispose of or monetize Swap Agreements that would, in the aggregate with all sales or dispositions of Oil and Gas Properties or terminations or monetizations of Swap Agreements since the most recent redetermination or adjustment to the Borrowing Base hereunder or any other provision under this Agreement that requires or permits the amount of the Borrowing Base to be adjusted, constitute a Material Disposition, written notice of such disposition, termination, unwind or cancellation (and in any event within five Business Days following any such event, or by such other date as shall be reasonably acceptable to the Administrative Agent in its sole discretion), the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent or any Lender.

(k) Notice of Casualty Events. Prompt written notice, and in any event within ten Business Days, of the occurrence of any Casualty Event to any Property having a fair market value in excess of $1,000,000 or the commencement of any condemnation or eminent domain action or proceeding that could reasonably be expected to result in such a Casualty Event.

(l) Information Regarding Borrower and Guarantors. Prompt written notice of (and in any event within ten (10) days prior thereto or such other time as the Administrative Agent may agree) any change (i) in a Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Loan Party’s chief executive office or principal place of business, (iii) in the Loan Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Loan Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Loan Party’s federal taxpayer identification number.

(m) Production Report and Lease Operating Statements. Concurrently with the delivery of any financial statements pursuant to Section 8.01(a) or (b), a report setting forth, for each fiscal quarter during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such fiscal quarter from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such fiscal quarter.

(n) Annual Budget and Projections. As soon as available, but in any event not later than 30 days after the end of each fiscal year of the Borrower, the annual budget and any forecasts or projections of the Borrower.

(o) Patriot Act. Promptly upon request, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(p) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to any of the Senior Unsecured Notes Documents or the Organizational Documents of the Borrower or any Subsidiary.

(q) Senior Unsecured Notes Incurrence. Written notice that it is considering incurring Senior Unsecured Notes at least five (5) Business Days prior to the proposed incurrence of such Senior Unsecured Notes. In connection therewith the Borrower will from time to time provide to the Administrative Agent copies of existing drafts of the Senior Unsecured Notes Documents as requested by the Administrative Agent, and the Borrower will also promptly deliver to the Administrative Agent and the Lenders copies, certified by a Responsible Officer as true and complete, of each Senior Unsecured Notes Document following the incurrence of any Senior Unsecured Notes.

(r) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

(s) Second Lien Document Information. Promptly, but in any event within five (5) Business Days after the furnishing or receipt thereof (provided that any material amendments or written modifications contemplated in clause (ii) below shall be provided one (1) Business Day before their execution), copies of (i) any notice of default or any notice related to the exercise of remedies, in each case pursuant to the Second Lien Documents, (ii) any amendment or other written modification of the Second Lien Note Purchase Agreement or any other Second Lien Document and (iii) copies of any material notices, reports or other written information provided under the terms of the Second Lien Note Purchase Agreement, in each case not otherwise required to be furnished to the Administrative Agent or the Lenders pursuant to any other provisions of the Loan Documents.

Section 8.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Loan Parties thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) the occurrence of any Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. The Borrower will, and will cause each Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04 Payment of Obligations. The Borrower will, and will cause each other Loan Party to, pay its obligations, including tax liabilities of the Borrower and all of the other Loan Parties before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such other Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 8.05 Performance of Obligations under Loan Documents. The Borrower will pay the Loans according to the terms hereof, and cause each other Loan Party to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

Section 8.06 Operation and Maintenance of Properties. The Borrower, at its own expense, will, and will cause each other Loan Party to:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in as a reasonably prudent operator in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable Governmental Requirements, including applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b) maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other Properties necessary to the conduct of its business, including all equipment, machinery and facilities as would a reasonably prudent operator.

(c) promptly pay and discharge, or use commercially reasonable efforts to cause to be paid and discharged, all material delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary, in accordance with industry standards, to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d) promptly perform or use commercially reasonable efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

Section 8.07 Insurance. The Borrower will maintain, with financially sound and reputable insurance companies, insurance covering all Loan Parties, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in the applicable insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as a “loss payee” or other formulation acceptable to the Administrative Agent and such liability policies shall name the Administrative Agent, as agent for the benefit of the Secured Parties, as “additional insured”. The Borrower shall cause such policies to also provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent (or 10 days in the case of non-payment).

Section 8.08 Books and Records; Inspection Rights. The Borrower will, and will cause each other Loan Party to, keep proper books of record and account in accordance with GAAP. The Borrower will, and will cause each other Loan Party to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent. The Borrower shall reimburse the Administrative Agent and the Lenders for all costs incurred in connection with such visitations and inspections; provided, however that prior to the occurrence of an Event of Default, the Borrower shall only be obligated to reimburse the Administrative Agent and the Lenders for all costs incurred in connection with one (1) such visitation and inspection per year.

Section 8.09 Compliance with Laws. The Borrower will, and will cause each Loan Party to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

Section 8.10 Environmental Matters.

(a) The Borrower shall: (i) comply, and shall cause its Properties and operations and each other Loan Party and each other Loan Party’s Properties and operations to comply, with all applicable Environmental Laws, except to the extent any breach thereof could not be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise Release, and shall cause each other Loan Party not to dispose of or otherwise Release, any Hazardous Material, or solid waste on, under, about or from any of the Borrower’s or the other Loan Parties’ Properties or any other Property to the extent caused by the Borrower’s or any of the other Loan Parties’ operations except in compliance with applicable Environmental Laws, the disposal or Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each other Loan Party to timely obtain or file, all notices, and Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or the other Loan Parties’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each of other Loan Party to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other Release of any Hazardous Materials on, under, about or from any of the Borrower’s or the other Loan Parties’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause each other Loan Party to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation, which claim could reasonably be expected to have a Material Adverse Effect; and (vi) establish and implement, and shall cause each other Loan Party to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and the other Loan Parties’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b) The Borrower will promptly, but in no event later than five Business Days of the Borrower becoming aware thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any demand or lawsuit by any landowner or other third party threatened in writing against the Borrower or the other Loan Parties or their Properties of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $1,000,000, not fully covered by insurance, subject to normal deductibles.

(c) If an Event of Default has occurred and is continuing, the Administrative Agent may (but shall not be obligated to), at the expense of the Borrower and to the extent that the Borrower has the right to do so, conduct such Remedial Work as it deems appropriate to determine the nature and extent of any noncompliance with applicable Environmental Laws, the nature and extent of the presence of any Hazardous Material and the nature and extent of any other environmental conditions that may exist at or affect any of the Mortgaged Properties, and the Loan Parties shall cooperate with the Administrative Agent in conducting such Remedial Work. Such Remedial Work may include a detailed visual inspection of the Mortgaged Properties, including all storage areas, storage tanks, drains and dry wells and other structures and locations, as well as the taking of soil samples, surface water samples, and ground water samples and such other investigations or analyses as the Administrative Agent deems appropriate. The Administrative Agent and its officers, employees, agents and contractors shall have and are hereby granted the right to enter upon the Mortgaged Properties for the foregoing purposes; provided that any such representative of the Administrative Agent shall comply with the Borrower’s safety, health and environmental policies and shall carry and maintain adequate insurance coverages appropriate or customary for the tasks to be performed.

Section 8.11 Further Assurances.

(a) The Borrower at its sole expense will, and will cause each other Loan Party to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of any Loan Party, as the case may be, in the Loan Documents or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Loan Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12 Reserve Reports.

(a) On or before March 1st and September 1st of each year, commencing September 1, 2017, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and the other Loan Parties as of the immediately preceding January 1st and July 1st, as applicable. The Reserve Report as of January 1st and delivered on or before March 1st of each year (the “January 1 Reserve Report”) shall be prepared by one or more Approved Petroleum Engineers, and each other Reserve Report of each year may be prepared by one or more Approved Petroleum Engineers or internally under the supervision of the reservoir engineering manager of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and, except as otherwise specified therein, to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

(b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the reservoir engineering manager of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and, except as otherwise specified therein, to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate (a “Reserve Report Certificate”) from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower or the other Loan Parties own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.19 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any other Loan Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties evaluated in the immediately previous Reserve Report have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which exhibit shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into by a Loan Party subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.20 had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the Oil and Gas Properties that the value of such Mortgaged Properties represent and that such percentage is in compliance with Section 8.14(a).

Section 8.13 Title Information.

(a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Borrowing Base Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have had the opportunity to review (including title information previously delivered to the Administrative Agent), satisfactory title information on Hydrocarbon Interests constituting at least 80% of the PV-9 of the Borrowing Base Properties evaluated by such Reserve Report.

(b) If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions, except for Liens permitted under Section 9.03, having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on Hydrocarbon Interests constituting at least 80% of the PV-9 of the Borrowing Base Properties evaluated by such Reserve Report.

(c) If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 80% of the PV-9 of the Borrowing Base Properties evaluated in the most recent Reserve Report, such failure shall not be a Default, but instead the Administrative Agent shall have the right to exercise the following remedy in its sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent. To the extent that the Administrative Agent is not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 80% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on Hydrocarbon Interests constituting 80% of the PV-9 of the Borrowing Base Properties evaluated by such Reserve Report. This new Borrowing Base shall become effective immediately after receipt of such notice.

Section 8.14 Additional Collateral; Additional Guarantors.

(a) In connection with each redetermination of the Borrowing Base and at any other times reasonably elected by the Administrative Agent or the Required Lenders, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least (i) 95% of the PV-9 of the Proved Reserves evaluated in the most recent Reserve Report (ii) 95% of the PV-9 of the Proved Developed Producing Reserves evaluated in the most recent Reserve Report, (iii) 100% of the total gross acreage of the Loan Parties on the First Amendment Effective Date, (iv) 90% of the total gross acreage of the Loan Parties at any time after the First Amendment Effective Date, (v) substantially all of the Loan Parties’ Midstream Properties and any infrastructure or related Oil and Gas Property (excluding, for the avoidance of doubt, any Midstream Properties constituting Excluded Assets), (vi) all of the Whitehorse Assets acquired on the First Amendment Effective Date and (vii) any other of the Loan Parties’ Oil and Gas Properties requested by the Administrative Agent from time to time with a fair market value in excess of $2,000,000 in each case, after giving effect to exploration and production activities, acquisitions (including the Whitehorse Asset Acquisition), dispositions and production (collectively, the “Minimum Mortgage Requirements”). In the event that the Mortgaged Properties do not satisfy the Minimum Mortgage Requirements, then the Borrower shall, and shall cause the other Loan Parties to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c) to the Administrative Agent (or, in the case of clause (vii) above within thirty (30) days of the Administrative Agent’s written request), to the Administrative Agent as security for the Secured Obligations a first priority Lien interest (provided that Liens permitted by Section 9.03 may exist) on additional Oil and Gas Properties, Midstream Properties (excluding for the avoidance of doubt any Midstream Properties constituting Excluded Assets) and properties described in the definition of Minimum Mortgage Requirements not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will satisfy the Minimum Mortgage Requirements. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary grants a Lien on its Oil and Gas Properties pursuant to Section 8.14(a) and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b) The Borrower shall promptly cause each newly created or acquired Domestic Subsidiary that is a Wholly-Owned Subsidiary to guarantee the Secured Obligations pursuant to the Guaranty Agreement and to grant a lien and security interest in all of its Collateral (as defined in the applicable security agreement, but which shall in no event include Excluded Assets) pursuant to a security agreement. In connection with any such guaranty, the Borrower shall, or shall cause (i) such Domestic Subsidiary to execute and deliver the Guaranty Agreement (or a supplement thereto, as applicable) and a security agreement (or a supplement thereto, as applicable) and (ii) the owners of the Equity Interests of such Domestic Subsidiary to pledge all of the Equity Interests of such new Domestic Subsidiary (including delivery of original stock certificates evidencing the

Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and to execute and deliver such other additional closing documents, legal opinions and certificates as shall reasonably be requested by the Administrative Agent.

(c) In the event that any Loan Party becomes the owner of a Domestic Subsidiary, then the Loan Party shall (i) pledge 100% of all the Equity Interests of such Domestic Subsidiary, in each case, that are owned by such Loan Party and to the extent such pledge does not occur automatically under the Guaranty Agreement (including, in each case, delivery of original stock certificates, if any, evidencing such Equity Interests, together with appropriate stock powers for each certificate duly executed in blank by the registered owner thereof) and (ii) (along with such Domestic Subsidiary) execute and deliver such other additional closing documents and certificates as shall reasonably be requested by the Administrative Agent.

(d) The Borrower hereby guarantees the payment of all Secured Obligations of each Loan Party (other than the Borrower) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Loan Party (other than the Borrower) in order for such Loan Party to honor its obligations under its respective Guaranty Agreement and other Security Instruments including obligations with respect to Swap Agreements (provided, however, that the Borrower shall only be liable under this Section 8.14(d) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.14(d), or otherwise under this Agreement or any Loan Document, as it relates to such other Loan Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 8.14(d) shall remain in full force and effect until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated (or are Cash Collateralized) and all LC Disbursements shall have been reimbursed. The Borrower intends that this Section 8.14(d) constitute, and this Section 8.14(d) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Loan Party (other than the Borrower) for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 8.15 ERISA Compliance. The Borrower will promptly furnish and will cause its Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) upon becoming aware of the occurrence of any ERISA Event or of any Prohibited Transaction, in each case, that could reasonably be expected to result in a Material Adverse Effect, in connection with any Plan or any trust created thereunder, a written notice of the Borrower or Subsidiary of the Borrower, as the case may be, specifying the nature thereof, what action such Person is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (ii) upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. Promptly following receipt of a reasonable request by the Administrative Agent, the Borrower will furnish and will cause each Subsidiary to promptly furnish to the Administrative Agent copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party may request with respect to any Multiemployer Plan; provided, that if the Loan Parties have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof.

Section 8.16 Account Control Agreements; Location of Proceeds of Loans.

(a) The Borrower will, and will cause each other Loan Party to, in connection with any deposit account and/or any securities account (other than Excluded Accounts) established, held or maintained after the Effective Date promptly, but in any event within thirty days after the establishment of such account (or such later date as the Administrative Agent may agree in its sole discretion), cause such deposit account and/or securities account to be subject to a control agreement in favor of the Administrative Agent.

(b) The Borrower will, and will cause each Loan Party to, until the proceeds of any Loans are transferred to a third party in a transaction not prohibited by the Loan Documents, hold the proceeds of any Loans made under this Agreement in a deposit account and/or a securities account that is subject to a control agreement. No Loan Party will deposit any proceeds from any Loan in an account that is not subject to a control agreement, other than accounts established, held or maintained with Administrative Agent.

Section 8.17 EEA Financial Institution. No Loan Party is an EEA Financial Institution.

Section 8.18 Minimum Swap Agreements. The Borrower and/or other Loan Parties will (a) within 45 days after the First Amendment Effective Date (or such later date with the consent of the Majority Lenders in their sole discretion), enter into Swap Agreements with Approved Counterparties pursuant to which the Loan Parties have hedged notional volumes of not less than 75% of the reasonably anticipated projected production (based on the then most recently delivered Reserve Report hereunder) of crude oil and natural gas, calculated separately, from proved developed producing reserves of Oil and Gas Properties of the Loan Parties for each month during the subsequent twenty-four (24) calendar month period immediately following the First Amendment Effective Date and (b) maintain at all times Swap Agreements with Approved Counterparties pursuant to which the Loan Parties shall hedge notional volumes of not less than 75% of the reasonably anticipated projected production (based on the then most recently delivered Reserve Report hereunder) of crude oil and natural gas, calculated separately, from proved developed producing reserves of Oil and Gas Properties of the Loan Parties for each calendar quarter during the subsequent twenty-four (24) calendar month period immediately following any date of determination (in each case, as forecasted based upon the most recent Reserve Report delivered pursuant hereto (after, for the avoidance of doubt, giving effect to the Whitehorse Asset Acquisition)); provided, that to the extent the delivery of a new Reserve

Report hereunder results in a failure to satisfy the requirements of this clause (b), the Loan Parties shall have thirty (30) days following the delivery of such Reserve Report (or such later date with the consent of the Majority Lenders in their sole discretion) to enter into additional Swap Agreements to the extent necessary to satisfy the requirements of this clause (b).

ARTICLE IX

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated (or are Cash Collateralized) and all LC Disbursements shall have been reimbursed, the Borrower covenant and agree with the Lenders that:

Section 9.01 Financial Covenants.

(a) Ratio of Total Funded Debt to EBITDAX. The Borrower will not, as of the last day of any fiscal quarter, commencing with the quarter ending June 30, 2017, permit its ratio of Total Funded Debt as of such time to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than 4.0 to 1.0.

(b) Current Ratio. The Borrower will not, as of the last day of any fiscal quarter, commencing with the quarter ending June 30, 2017, permit its ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under ASC 815) to (ii) consolidated current liabilities (excluding non-cash obligations under ASC 815, reclamation obligations to the extent classified as current liabilities under GAAP, and current maturities under this Agreement) to be less than 1.0 to 1.0.

(c) Coverage Ratio. The Borrower will not, as of the last day of any fiscal quarter, commencing with the quarter ending March 31, 2018, permit its ratio of (i) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to (ii) the sum of (x) Interest Expense for the preceding four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available plus (y) the aggregate amount of Restricted Payments made in cash pursuant to Sections 9.04(a)(iv) and (v) during the preceding four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be less than 2.5 to 1.0; provided, however, that (A) for the fiscal quarter ending March 31, 2018, each of EBITDAX, Interest Expense and Restricted Payments shall be calculated solely for the fiscal quarter March 31, 2018, (B) for the fiscal quarter ending June 30, 2018, each of EBITDAX, Interest Expense and Restricted Payments shall be calculated solely for the two fiscal quarters ending June 30, 2018, and (C) for the fiscal quarter ending September 30, 2018, each of EBITDAX, Interest Expense and Restricted Payments shall be calculated solely for the three fiscal quarters ending September 30, 2018.

Section 9.02 Debt. The Borrower will not, and will not permit any other Loan Party to, incur, create, assume or suffer to exist any Debt, except:

(a) the Loans or other Secured Obligations arising under the Loan Documents or any Secured Swap Agreement or any guaranty of or suretyship arrangement for the Loans or other Secured Obligations arising under the Loan Documents or any Secured Swap Agreement;

(b) Debt of any Loan Party under Purchase Money Security Interests and Capital Leases not to exceed $2,000,000;

(c) Debt associated with worker’s compensation claims, bonds or surety obligations required by Governmental Requirements or by third parties in the ordinary course of business in connection with the operation of, or provision for the abandonment and remediation of, the Oil and Gas Properties;

(d) (i) Debt between the Borrower and its Subsidiaries that are Loan Parties, (ii) Debt between the Subsidiaries of the Borrower which are Loan Parties, and (iii) Debt extended to the Borrower and its Subsidiaries which are Loan Parties by any other Loan Party; provided that (1) such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than a Loan Party, and (2) any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Secured Obligations on terms set forth in the Guaranty Agreement;

(e) endorsements of negotiable instruments for collection in the ordinary course of business;

(f) obligations to royalty, overriding and working interest owners, joint interest obligations, trade payables and other lease operating expenses incurred in the ordinary course of business which are not more than ninety (90) days past due;

(g) Debt associated with appeal bonds and bonds or sureties provided to any Governmental Authority or to any other Person in connection with the operation of the Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of the Oil and Gas Properties;

(h) Debt in respect of Senior Unsecured Notes; provided that (i) after giving effect to the incurrence or issuance thereof, the Borrower shall be in compliance on a pro forma basis with the financial covenants, (ii) the Borrowing Base shall be adjusted as set forth in Section 2.07(e), and the Borrower shall make any prepayment required by Section 3.04(c)(iii);

(i) To the extent constituting Debt, obligations in respect of Swap Agreements;

(j) other Debt, not to exceed $3,000,000 in the aggregate at any one time outstanding;

(k) any guarantee of any other Debt permitted to be incurred hereunder;

(l) Debt in respect of the Second Lien Notes (including Permitted Refinancing Debt thereof) that is subject to the terms of the Second Lien Intercreditor Agreement; provided that after giving effect to the incurrence or issuance thereof, the Borrower shall be in compliance on a pro forma basis with the financial covenants; and

(m) obligations in respect of any Borrower Preferred Units so long as such obligations are not classified as debt under GAAP or no mandatory redemption payment is then due; provided, however, even if such Issuer Preferred Units are classified as debt under GAAP or a mandatory redemption payment is due thereunder (“Reclassified Units”), such Reclassified Units shall still be deemed permitted under this Section 9.02(m) as long as the Borrower is in pro forma compliance with Section 9.01 measured upon giving effect to such Reclassified Units.

Section 9.03 Liens. The Borrower will not, and will not permit any other Loan Party to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Secured Obligations;

(b) Excepted Liens;

(c) Liens securing Purchase Money Security Interests and Capital Leases permitted by Section 9.02(b) but only on the Property that is the subject of any such purchase money financing or such lease, accessions and improvements thereto, insurance thereon, and the proceeds of the foregoing;

(d) Liens securing Second Lien Obligations (including Permitted Refinancing Debt thereof), provided that such Liens are junior and subordinate to the Liens securing the payment of any Secured Obligations hereunder in accordance with the Second Lien Intercreditor Agreement and are at all times subject to the Second Lien Intercreditor Agreement; and

(e) other Liens on Property not constituting Collateral for the Secured Obligations not to exceed $3,000,000 in the aggregate at any one time outstanding.

Section 9.04 Restricted Payments.

(a) The Borrower will not, and will not permit any of the other Loan Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i) the Borrower may make Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);

(ii) Subsidiaries may declare and pay dividends and other Restricted Payments to the Borrower and any other Loan Party;

(iii) so long as no Default or Event of Default exists or would result therefrom, the Borrower may make Permitted Tax Distributions provided that in the case of an Excess Tax Distribution the Borrower may only make such distribution so long as both before and immediately after giving effect to such Excess Tax Distribution (A) the unused total Commitments then in effect shall be equal to or greater than 20% of the total Commitments then in effect and (B) the Borrower’s ratio of Total Funded Debt to EBITDAX is not greater than 3.50 to 1.00 (using (x) Total Funded Debt outstanding on such date after giving effect to such Restricted Payment and (y) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available);

(iv) the Borrower may make cash distributions in an amount not to exceed $8,000,000 in any fiscal year of Borrower to promptly fund dividends or distributions on any Borrower Preferred Units (for the purpose of allowing RRI to make subsequent equivalent dividends or distributions on the corresponding preferred Equity Interests of RRI) other than the Borrower Series B Preferred Units; provided that any such Borrower Preferred Units issued after the First Amendment Effective Date shall be on the same terms and conditions as those governing the Borrower Series A Preferred Units issued by the Borrower prior to the First Amendment Effective Date or on terms and conditions otherwise acceptable to the Administrative Agent; and provided further, that both before and immediately after giving effect to such Restricted Payment (A) no Default or Event of Default exists, (B) the unused total Commitments then in effect shall be equal to or greater than 20% of the total Commitments then in effect and (C) the Borrower’s ratio of Total Funded Debt to EBITDAX is not greater than 3.50 to 1.00 (using (x) Total Funded Debt outstanding on such date after giving effect to such Restricted Payment and (y) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available);

(v) the Borrower may make cash distributions in an amount not to exceed the sum of (A) $25,000,000 in any fiscal year of Borrower to promptly fund dividends or distributions on the Borrower Series B Preferred Units (for the purpose of allowing RRI to make subsequent equivalent dividends or distributions on the corresponding Series B Redeemable Preferred Stock of RRI), which may be carried over to subsequent Fiscal Years to the extent that any portion of such dividend or distribution that was required to be paid in such Fiscal Year otherwise went unpaid during such Fiscal Year, and (B) any corresponding default premiums or penalties incurred in respect of the failure to timely pay dividends of distributions on the Borrower Series B Preferred Units so long as both before and immediately after giving effect to such Restricted Payment (1) no Default or Event of Default exists, (2) the unused total Commitments then in effect shall be equal to or greater than 20% of the total Commitments then in effect and (3) the

Borrower’s ratio of Total Funded Debt to EBITDAX is not greater than 3.50 to 1.00 (using (x) Total Funded Debt outstanding on such date after giving effect to such Restricted Payment and (y) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available);

(vi) to the extent permitted under Section 9.04(b), the Borrower may make redemptions of the Borrower Series B Preferred Units (for the purpose of the substantially contemporaneous redemption of an equivalent amount of Series B Redeemable Preferred Stock of RRI) with the cash proceeds of Senior Unsecured Notes permitted under Section 9.02(h) or from the cash proceeds of the issuance of Equity Interests (other than Disqualified Capital Stock) of RRI that are contributed by RRI to the Borrower to the extent such cash proceeds are contributed in the form of common equity or preferred equity and (x) held in an account that is subject to an Account Control Agreement until applied towards such redemption of the Borrower Series B Preferred Units and (y) otherwise applied towards such redemption of the Borrower Series B Preferred Units within twenty-five (25) days; and

(vii) the Borrower may make Restricted Payments to holders of the Borrower’s Common Units in connection with any exchange of Common Units of the Borrower for Class A Common Stock of RRI pursuant to Section 4.6 of the Borrower LLC Agreement payable in Equity Interests of RRI or in cash, in each case, to the extent that the Equity Interests and cash is received by the Borrower from RRI substantially contemporaneously therewith.

(b) The Borrower will not, and will not permit any other Loan Party to call, make or offer to make any optional or voluntary redemption of or otherwise optionally or voluntarily redeem (whether in whole or in part) its preferred Equity other than (i) with the cash proceeds of the issuances of common or preferred Equity Interests on terms not materially more adverse to Borrower in accordance with Section 9.04(a)(vi) above (other than Disqualified Capital Stock) or (ii) with (x) the cash proceeds of Senior Unsecured Notes in accordance with Section 9.04(a)(vi) above or (y) other cash on hand, in the case of this clause (ii), so long as (A) no Default or Event of Default exists, (B) Borrower is in pro forma compliance with the financial covenants in Section 9.01, (C) the unused total Commitments then in effect is not less than 20% of the total Commitments then in effect and (D) the Borrower’s ratio of Total Funded Debt to EBITDAX is not greater than 3.50 to 1.00 (using (x) Total Funded Debt outstanding on such date after giving effect to such Restricted Payment and (y) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available) on the date of such redemption.

Section 9.05 Investments, Loans and Advances. The Borrower will not, and will not permit any other Loan Party to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments which are disclosed to the Lenders in Schedule 9.05;

(b) accounts receivable arising in the ordinary course of business;

(c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof;

(d) commercial paper maturing within one year from the date of acquisition thereof rated in one of the two highest grades by S&P or Moody’s;

(e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(f) Investments in money market or similar funds with assets of at least $1,000,000,000 and rated Aaa by Moody’s or AAA by S&P;

(g) Investments (i) made by the Borrower in or to its Subsidiaries that are Loan Parties or (ii) made by Loan Parties to each other or the Borrower provided, that, as a condition thereto, the Borrower and the Loan Parties have taken all such actions to the satisfaction of the Administrative Agent necessary to maintain the Administrative Agent’s perfected first priority lien on the Property subject to such Investment;

(h) Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, participation agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America;

(i) Investments pursuant to Swap Agreements or hedging agreements otherwise permitted under this Agreement; and

(j) Investments constituting deposits made in connection with the purchase of goods or services in the ordinary course of business;

(k) (A) Permitted Equity Acquisitions and (B) the purchase or acquisition of Oil and Gas Properties by Borrower or any Guarantor (i) in the case of clauses (A) and (B), from the identifiable cash proceeds of the issuance of Equity Interests (other than Disqualified Capital Stock) by RRI that are (w) contributed to the Borrower on account of the Borrower’s common Equity Interests, (x) designated by the Borrower to be used for Permitted Equity Acquisitions or the purchase or acquisition of Oil and Gas Properties in a writing delivered to the Administrative Agent promptly following such contribution or issuance, (y) held in a segregated account that is otherwise subject to an Account Control Agreement until applied towards such Permitted Equity Acquisition or acquisition and (z) otherwise applied towards such Permitted Equity Acquisition or acquisition within 270 days of receipt (“Qualified Equity Proceeds”) or (ii) in the case of clauses (A) and (B), from any other sources in an amount not to exceed (solely with respect to this clause (ii)) $15,000,000 for all such Permitted Equity Acquisitions and acquisitions during any fiscal year and $40,000,000 in the aggregate for all such Permitted Equity Acquisitions and acquisitions during the term of this Agreement; provided that no Loan Party shall be permitted to make an Investment under this clause (k) to the extent that a Default or an Event of Default has occurred or is continuing unless (1) such Loan Party entered into a binding agreement to make such Investment when no Default or Event of Default had occurred and was continuing or (2) in the event such Permitted Equity Acquisition or purchase or acquisition of Oil and Gas Properties is funded solely with Qualified Equity Proceeds, such Default or Event of Default could be cured as a result of making such Permitted Equity Acquisition or purchase or acquisition of Oil and Gas Properties;

(l) Investments pursuant to Swap Agreements not prohibited under Section 9.17;

(m) the Whitehorse Asset Acquisition;

(n) the trade or exchange of Oil and Gas Properties for Oil and Gas Properties of equivalent (as reasonably determined by the Borrower in good faith) value (including any cash necessary to achieve an exchange of equivalent value subject to Section 9.11(f)); and

(o) other Investments, not to exceed $1,000,000 in the aggregate at any one time outstanding.

Section 9.06 Nature of Business; No International Operations. The Borrower will not allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. The Loan Parties will not (i) acquire or make any other expenditures (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States or (ii) acquire or create any Foreign Subsidiary.

Section 9.07 Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.23. No Loan Party nor any Person acting on behalf of the Borrower has taken or will take any action which causes any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit:

(a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws,

(b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States; or

(c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 9.08 ERISA Compliance. Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrower will not, and will not permit any other Loan Party to, at any time:

(a) Allow any ERISA Event to occur; or

(b) Contribute to or assume an obligation to contribute to, or permit any Subsidiary to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

Section 9.09 Sale or Discount of Receivables. Except for receivables obtained by the Loan Parties out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any other Loan Party to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.10 Mergers, Etc. Neither the Borrower nor any other Loan Party will merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve, except that (a) any Loan Party may consolidate with or into the Borrower (provided the Borrower shall be the continuing or surviving entity) and (b) any Loan Party (other than the Borrower) may consolidate with any other Loan Party.

Section 9.11 Sale of Properties and Termination of Hedging Transactions. The Borrower will not, and will not permit any other Loan Party to, sell, assign, farm-out, convey or otherwise transfer any Property (subject to Section 9.10) or otherwise monetize any Swap Agreement in respect of commodities, in each case, except for:

(a) the sale of inventory (including Hydrocarbons) in the ordinary course of business;

(b) farmouts in the ordinary course of business of undeveloped acreage or undrilled depths to which no Proved Reserves were attributable to in the most recent Reserve Report delivered to the Administrative Agent and assignments in connection with such farmouts; provided that (i) this clause (b) shall not permit farmouts of undeveloped acreage or undrilled depths in respect of either the Wolfcamp or Bone Spring formations owned by the Borrower on the First Amendment Effective Date and (ii) farmouts made pursuant to this clause (b) in respect of undeveloped acreage or undrilled depths acquired pursuant to the Whitehorse Asset Acquisition shall not exceed 1,000 acres in the aggregate;

(c) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such other Loan Party or are replaced by equipment of at least comparable value and use;

(d) to the extent approved by the Administrative Agent in connection with Permitted Equity Acquisition;

(e) the pooling or unitization of Oil and Gas Properties to which no material Proved Reserves are attributed in the ordinary course of business, so long as, after giving effect to the disposition and the concurrent payment of Loans, no Event of Default or Borrowing Base Deficiency would exist or result therefrom (after giving pro forma effect to any concurrent repayment of the Loans with the cash proceeds of such disposition);

(f) the sale or other disposition of any Oil and Gas Property or Midstream Property or any interest therein (including all but not less than all of any Equity Interest in any Loan Party that owns Oil and Gas Property or Midstream Property), or the termination, unwinding, cancellation or other disposition of Swap Agreements having a fair market value not to exceed $15,000,000 in any fiscal year for all such sales, dispositions, terminations, unwinds or cancellations and $40,000,000 in the aggregate for all such sales, dispositions, terminations, unwinds or cancellations over the term of this Agreement; provided that:

(i) no Default exists, and no Borrowing Base Deficiency is increased by or results from, such sale or disposition of Oil and Gas Property or the termination or monetization of any Swap Agreement in respect of commodities (after giving effect to any simultaneous prepayments);

(ii) 100% of the consideration received in respect of such sale or other disposition or termination shall be cash or other Oil and Gas Properties or Midstream Property acceptable to the Majority Lenders in their discretion subject to compliance with Section 8.14,

(iii) the consideration received in respect of such sale or other disposition or termination or monetization of any Swap Agreement in respect of commodities shall be equal to or greater than the fair market value of the Oil and Gas Property, Midstream Property or interest therein or Subsidiary subject of such sale or other disposition, or Swap Agreement which is the subject of such termination or monetization (as reasonably determined by the Administrative Agent),

(iv) immediately after giving effect to such sale or disposition of Oil and Gas Property or the termination or monetization of any Swap Agreement in respect of commodities, the unused total Commitments then in effect shall be equal to or greater than 20% of the total Commitments then in effect, and

(v) the Borrowing Base shall be adjusted in accordance with the terms of Section 2.07(e)(ii), and the Borrower shall make any required corresponding prepayment under Section 3.04(c)(iii).

(g) transfers of Properties from any Loan Party to the Borrower or any other Loan Party; provided, that, as a condition thereto, the Borrower and the Loan Parties have taken all such actions to the satisfaction of the Administrative Agent necessary to maintain the Administrative Agent perfected first lien or the Property subject to such transfer;

(h) the trade or exchange of unproved Oil and Gas Properties for Oil and Gas Properties of equivalent (as reasonably determined by the Borrower in good faith) value (including any cash necessary to achieve an exchange of equivalent value); and

(i) the non-cash trade or exchange of Oil and Gas Properties to the extent constituting undeveloped acreage or undrilled depths to which no Proved Reserves were attributable to in the most recent Reserve Report delivered to the Administrative Agent for Oil and Gas Properties in the ordinary course of business and customary in the oil and gas business; provided that, (A) the fair market value and quality of the Oil and Gas Properties obtained by the Borrower or any Subsidiary shall be at least as great as the fair market value and quality of the Oil and Gas Properties relinquished by the Borrower or any Subsidiary; (B) the Oil and Gas Properties obtained in such trade or exchange shall be made subject to a Mortgage in favor of the Administrative Agent concurrently with such trade or exchange; (C) the Oil and Gas Properties obtained by the Borrower or any Subsidiary shall be located in the Delaware Basin; (D) the Oil and Gas Properties obtained by the Borrower or any Subsidiary shall be subject to no Liens other than Liens permitted under Section 9.03; and (E) the aggregate acreage of Oil and Gas Properties disposed of pursuant to this clause (i) without obtaining the Administrative Agent’s prior written consent shall be no greater than 1,000 net mineral acres in the aggregate for all such trades or exchanges; and

(j) Casualty Events.

Section 9.12 Sales and Leasebacks. The Borrower will not, and will not permit any other Loan Party to enter into any arrangement with any Person providing for the leasing by any Loan Party of real or personal property that has been or is to be sold or transferred by such Loan Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Loan Party.

Section 9.13 Environmental Matters. The Borrower will not, and will not permit any other Loan Party to, (a) cause or knowingly permit any of its Property to be in violation of, or (b) do anything or knowingly permit anything to be done which will subject any such Property to any Remedial Work (other than Remedial Work done in the ordinary course of business) under, any Environmental Laws that could reasonably be expected to have a Material Adverse Effect; it being understood that clause (b) above will not be deemed as limiting or otherwise restricting any obligation to disclose any relevant facts, conditions and circumstances pertaining to such Property to the appropriate Governmental Authority.

Section 9.14 Transactions with Affiliates. Borrower will not, and will not permit any other Loan Party to, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided that the foregoing shall not apply to (a) transactions among the Borrower or its Affiliates, on the one hand, and any holder of preferred Equity Interest or Person affiliated therewith, on the other hand, in connection with the Series B Preferred Equity Issuance, the Second Lien Notes or the Second Lien Documents, (b) transactions among the Borrower and its Affiliates entered into in connection with the Business Combination Transaction, including the Crude Oil Gathering Agreement, the Gas Gathering Agreement, the Transition Services Agreement and the Contribution Agreement (in each case as defined in the Business Combination Agreement), (b) transactions between Borrower or its Affiliates with RRI or its Affiliates for financial advisory, underwriting, capital raising, and other services, (c) transactions between Borrower and Loan Parties and (d) any transactions pursuant to the Tax Receivable Agreement.

Section 9.15 Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any other Loan Party to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts (a) the granting, conveying, creation or imposition of any Lien on any of its Property to secure the Secured Obligations or which requires the consent of other Persons in connection therewith or (b) the Borrower or any other Loan Party from paying dividends or making distributions to any Loan Party or receiving any money in respect of Debt or other obligations owed to it, or which requires the consent of or notice to other Persons in connection therewith; provided that (i) the foregoing shall not apply to restrictions and conditions under the Loan Documents or the Second Lien Documents (subject to the Intercreditor Agreement), (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any asset or another Loan Party pending such sale; provided such restrictions and conditions apply only to the asset or other Loan Party that is to be sold and such sale is permitted hereunder, and (iii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to purchase money Liens or Capital Leases permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such purchase money Liens or Capital Leases and (B) customary provisions in leases restricting the assignment thereof, (C) customary provisions restricting assignment of any licensing agreement (in which a Loan Party or its Subsidiaries are the licensee) with respect to a contract entered into by a Loan Party or its Subsidiaries in the ordinary course of business and (D) customary provisions restricting subletting, sublicensing or assignment of any intellectual property license or any lease governing any Oil and Gas Properties of a Loan Party and its Subsidiaries.

Section 9.16 Take-or-Pay or Other Prepayments . The Borrower will not, and will not permit any other Loan Party to, allow take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any other Loan Party that would require the Borrower or such other Loan Party to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed $1,000,000 in the aggregate.

Section 9.17 Swap Agreements.

(a) The Borrower will not, and will not permit any other Loan Party to, enter into any Swap Agreements with any Person other than:

(i) Swap Agreements in respect of commodities (A) with an Approved Counterparty, (B) which have a tenor not greater than five (5) years and (C) the notional volumes for which (when aggregated and netted with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed and at any time, (x) for any month during the period from the then current date until two (2) years after the then current date, the greater of (1) 85% of the projected production from Proved Reserves from Oil and Gas Properties of the Loan Parties (such notional volume to be based upon the projections contained in the then most recently delivered Reserve Report) or (2) 75% of Forecasted Production in each case for crude oil, natural gas and natural gas liquids, calculated separately, for each month during the period commencing on the month when such Swap Agreement is executed, and (y) for any month during the period that is more than two (2) years from the then current date, the greater of (1) 75% of the projected production from Proved Reserves from Oil and Gas Properties of the Loan Parties (such notional volume to be based upon the projections contained in the then most recently delivered Reserve Report) or (2) 50% of Forecasted Production in each case for crude oil, natural gas and natural gas liquids, calculated separately, for each month during the period commencing on the month when such Swap Agreement is executed; provided that (I) in no event shall any Swap Agreement contain any requirement, agreement or covenant for any Loan Party to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures (other than under the Security Instruments), other than cash or letters of credit in an aggregate amount at any time not to exceed $2,500,000, (II) Swap Agreements shall only be entered into in the ordinary course of business (and not for speculative purposes), and (III) no Swap Agreement in respect of commodities shall be terminated, unwound, cancelled or otherwise disposed of except to the extent permitted by Section 9.11; provided further that the Borrower shall be deemed to be in compliance with this Section 9.17(a) so long as the Borrower does not have commodity Swap Agreements then in effect that exceed 110% of the minimum hedging requirements set forth in Section 8.18 of the Second Lien Note Purchase Agreement or Section 5.06 of the Stock Purchase Agreement as in effect on the First Amendment Effective Date; and

(ii) Swap Agreements in respect of interest rates with an Approved Counterparty, the notional amounts of which, when aggregated with all other interest rate Swap Agreements of the Borrower and the Loan Parties then in effect, do not exceed 75% of the then outstanding principal amount of the Borrower’s and the Loan Party’s aggregate Debt for borrowed money; provided that in no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Loan Party to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures other than collateral provided for in, and upon the terms and conditions set forth in, this Agreement and the relevant Security Instruments.

(b) If, after the end of any calendar month, the Borrower determines that the aggregate volume of all effective hedge transactions for which settlement payments were calculated in the immediately preceding calendar month exceeds 100% of actual production from Proved Reserves from Oil and Gas Properties of the Loan Parties in such preceding calendar month, then the Borrower shall promptly notify the Administrative Agent and, if the Administrative Agent requests within 30 days thereof, the Borrower shall terminate, unwind, create off-setting positions or take other actions within 30 days of receiving such request from the Administrative Agent such that, after giving effect thereto, no more than 100% of the projected production from Proved Reserves from Oil and Gas Properties of the Loan Parties, calculated separately for crude oil, natural gas and natural gas liquids, calculated separately (such notional volume to be based upon the projections contained in the then most recently delivered Reserve Report), as reasonably approved by Administrative Agent, is hedged.

Section 9.18 Amendments to Organizational Documents and Material Contracts. The Borrower shall not, and shall not permit any other Loan Party to, (a) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its Organizational Documents, the Crude Oil Gathering Agreement, the Gas Gathering Agreement, the Transition Services Agreement or the Contribution Agreement in each case as defined in the Business Combination Agreement) and the Tax Receivable Agreement, in any material respect that could reasonably be expected to be adverse to the interests of the Administrative Agent or the Lenders without the consent of the Administrative Agent (not to be unreasonably withheld or delayed), other than (i) amendments that delete or reduce any fees payable by any Loan Party to a Person other than the Administrative Agent or any Lender, (ii) the termination of services provided under the Transition Services Agreement as contemplated therein or (iii) the extension of services under the Transition Services Agreements on substantially similar commercial terms, or (b) (i) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) any agreement to which it is a party, (ii) terminate, replace or assign any of the Loan Party’s interests in any agreement or (iii) permit any agreement not to be in full force and effect and binding upon and enforceable against the parties thereto, in each case if such occurrence could be reasonably expected to result in a Material Adverse Effect. Notwithstanding the foregoing, the Borrower shall not, and shall not permit any other Loan Party to, amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) any provision of its Organizational Documents with respect to preferred Equity Interests, including ownership, issuance or distributions with respect thereto, without the consent of the Administrative Agent; provided, that such amendments, supplements or modifications may be undertaken in order to authorize additional Equity Interests in order to make Restricted Payments in Equity Interests contemplated under Section 9.04(a).

Section 9.19 Changes in Fiscal Periods. The Borrower shall not, and shall not permit any other Loan Party to have its fiscal year end on a date other than December 31 or change the its method of determining fiscal quarters.

Section 9.20 No Subsidiaries. The Borrower shall not permit, and shall not permit the other Loan Parties to own or create directly or indirectly any Subsidiaries other than any Subsidiary formed after the Effective Date that joins this Agreement as a Guarantor in accordance with Section 8.14(b).

Section 9.21 Redemption of Senior Unsecured Notes; Amendment of Senior Unsecured Notes Documents. The Borrower will not, and will not permit the other Loan Parties to:

(a) prior to the Maturity Date call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Senior Unsecured Notes; provided that, so long as no Event of Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom, the Borrower may optionally prepay Senior Unsecured Notes, in whole or in part, with the proceeds of Senior Unsecured Notes;

(b) in the case of Senior Unsecured Notes or any Senior Unsecured Notes Documents related thereto, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any such Senior Unsecured Notes or any Senior Unsecured Notes Document related thereto if the effect thereof would be cause such Debt no longer to qualify as Senior Unsecured Notes pursuant to the definition thereof; and

(c) designate any Debt (other than obligations of the Borrower and the Subsidiaries pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation.

Section 9.22 Marketing Activities. The Borrower will not, and will not permit any of the other Loan Parties to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and the other Loan Parties that the Borrower or one of the other Loan Parties has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of

Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 9.23 Prepayment of Second Lien Notes; Amendment of Second Lien Documents. The Borrower will not, and will not permit the other Loan Parties to:

(a) call, make or offer to make any optional or voluntary prepayment (whether in whole or in part) of any Second Lien Notes (other than from the cash proceeds of any Permitted Refinancing Debt or the cash proceeds of the issuances of common or preferred Equity Interests on terms not materially more adverse to Borrower (other than Disqualified Capital Stock)); provided that, any such optional or voluntary prepayment shall be permitted so long as both before and immediately after giving effect to such prepayment, redemption or repurchase (i) no Default or Event of Default or Borrowing Base Deficiency shall have occurred and be continuing, (ii) all prepayments required hereunder have been made, (iii) Borrower is in pro forma compliance with the financial covenants in Section 9.01, and (iv) if such prepayment is made other than with the cash proceeds of the issuances of common or preferred Equity Interests on terms not materially more adverse to Borrower (other than Disqualified Capital Stock) or the cash proceeds of Senior Unsecured Notes, the unused total Commitments then in effect shall be equal to or greater than 20% of the total Commitments then in effect and the Borrower’s ratio of Total Funded Debt to EBITDAX is not greater than 3.50 to 1.00 (using (x) Total Funded Debt outstanding on such date after giving effect to such prepayment or redemption and (y) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available);

(b) in the case of Second Lien Notes or any Second Lien Documents related thereto, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any such Second Lien Notes or any Second Lien Document except to the extent permitted in the Second Lien Intercreditor Agreement; and

(c) grant a Lien on any Property to secure Second Lien Obligations without substantially contemporaneously offering to grant to the Administrative Agent, as security for the Secured Obligations, a Lien on the same property pursuant to the Security Instruments (it being understood that if any Security Instruments is required to be executed to grant such Lien such Security Instruments shall be in form and substance reasonably satisfactory to Administrative Agent); provided, however, the refusal or inability of the Administrative Agent to accept such Lien will not prevent the administrative agent under the Second Lien Documents from taking the Lien.

Section 9.24 Negative Pledge; Restrictions on Guarantees.

(a) RRI will not create, incur or permit to exist, will defend, at its sole cost and expense, its Equity Interests in the Borrower against, and will take all such other action as is necessary to remove, any Lien or claim on, in or to its Equity Interests in the Borrower.

(b) RRI will not be permitted to incur any Debt (other than, to the extent constituting Debt, obligations in respect of any Series A Preferred Stock or Series B Redeemable Preferred Stock) or provide a guaranty in respect of Debt of any other Person unless RRI first becomes a Guarantor and party to the Guaranty Agreement.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, notice, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (or, to the extent that any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) shall prove to have been incorrect in any respect when made or deemed made);

(d) the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, Section 8.03, Section 8.14, Section 8.16, Section 8.17, Section 8.18 or in ARTICLE IX;

(e) the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b), Section 10.01(c) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such other Loan Party otherwise becoming aware of such default;

(f) the Borrower or any other Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any grace periods applicable thereto;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any other Loan Party to make an offer in respect thereof;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party, or its or their debts, or of a substantial part of its or their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its or their assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its or their assets, (iv) file an answer admitting the material allegations of a petition filed against it or them in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take any action for the purpose of effecting any of the foregoing; or (vii) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment;

(k) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid,

binding and enforceable in accordance with their terms against the Borrower or a Loan Party thereto or shall be repudiated by any of them or cease to create valid and perfected Liens of the priority required thereby on the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any other Loan Party or any of their Affiliates shall so state in writing;

(l) (i) an ERISA Event occurs with respect to a Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(m) an “Event of Default” shall occur under the Senior Unsecured Notes Documents or the Second Lien Documents; and

(n) a Change in Control shall occur.

Section 10.02 Remedies.

(a) In the case of an Event of Default (other than one described in Section 10.01(h) or Section 10.01(i)), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Majority Lenders or shall at the request of the Majority Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) by written notice to the Borrower, declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder and under the Notes and the other Loan Documents (including the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand (other than written notice), protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Loan Party; and in case of an Event of Default described in Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the other Loan Parties accrued hereunder and under the Notes and the other Loan Documents (including the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically and immediately become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or other notice of any kind, all of which are hereby waived by each Loan Party.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata to payment of principal outstanding on the Loans and Secured Obligations referred to in clause (y) of the definition of Secured Obligations in respect of Secured Cash Management Agreements and Secured Swap Agreements;

(v) fifth, pro rata to any other Secured Obligations;

(vi) sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and

(vii) seventh, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Secured Obligations other than Excluded Swap Obligations as a result of this this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Secured Obligations described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Secured Obligations pursuant to clause fourth above).

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.01 Appointment; Powers. Each of the Lender and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Loan Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and the other Loan Parties or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in ARTICLE VI, each Lender and the Issuing Bank shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or the Issuing Bank unless the Administrative Agent shall have received written notice from such Lender prior to the Effective Date specifying its objection thereto.

Section 11.03 Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which, in its opinion, or the opinion of its counsel, exposes the Administrative Agent to liability or which is contrary to this Agreement, the Loan Documents or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination property of a Defaulting Lender in violation of any debtor relief law. If a Default has occurred and is continuing, no Agent shall have any obligation to perform any act in respect thereof. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower and the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05 Subagents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06 Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a qualified financial institution as successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this ARTICLE XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07 Administrative Agent as Lender. The Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any other Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or any other Lender, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower, or any of the other Loan Parties of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of any such Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent nor any Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Loan Party (or any of their Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Winstead PC is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of the other Loan Parties, the Administrative Agent (irrespective of whether the principal of any Loan or LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.08, Section 3.05 and Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.05 and Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10 Authority of Administrative Agent to Release Collateral and Liens. The Lenders and the Issuing Bank, and by accepting the benefits of the Collateral, each Secured Swap Provider and each Secured Cash Management Provider:

(a) irrevocably authorize the Administrative Agent to comply with the provisions of Section 12.18.

(b) authorize the Administrative Agent to execute and deliver to the Loan Parties, at the Borrower’s sole cost and expense, any and all releases of Liens,

termination statements, assignments or other documents as reasonably requested by such Loan Party in connection with any disposition of Property to the extent such disposition is permitted by the terms of Section 9.11 or is otherwise authorized by the terms of the Loan Documents.

Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 11.10 or Section 12.18.

Section 11.11 Duties of the Arranger. The Arranger shall not have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) if to the Borrower, to it at 16200 Park Row, Suite 300, Houston Texas 77084, Attention: Alan Townsend (Telephone No. (281) 675-3400;

(ii) if to the Administrative Agent or PNC Bank as the Issuing Bank, to it at Two Allen Center, 1200 Smith Street, Suite 830, Houston, Texas 77002, Attention: Denise Davis (Facsimile No. (713) 658-3985)

with a copy to:

Agency Services, PNC Bank, National Association, Mail Stop P7-PFSC-04-1, 500 First Avenue, Pittsburgh, PA 15219, Attention: Agency Services (Facsimile No. (412) 762-8672); and

(iii) if to any other Lender or Issuing Bank, to it at its address (or fax number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, each other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof nor any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and/or the other applicable Loan Parties and the Majority Lenders or by the Borrower and/or the other applicable Loan Parties and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment or Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) except as otherwise provided in Section 2.07, increase the Borrowing Base without the written consent of each non-Defaulting Lender, or decrease or maintain the Borrowing Base without the consent of the Required Lenders (other than Defaulting Lenders); provided that a Scheduled Redetermination may be postponed by the Required Lenders, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date or the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 3.04(c),

Section 6.01, or Section 12.18 without the written consent of each Lender affected thereby (other than any Defaulting Lender), (vii) release any material Guarantor (except as set forth in Section 11.10 or the Guaranty Agreement), release all or substantially all of the collateral (other than as provided in Section 11.10), or reduce the percentages set forth in Section 8.14(a), without the written consent of each Lender (other than any Defaulting Lender), (viii) change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender); or (ix) change Section 10.02(c) without the consent of each Person to whom a Secured Obligation is owed; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or Issuing Bank, as the case may be. Notwithstanding the foregoing, any supplement to any Schedule shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders. Notwithstanding the foregoing, the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates and to the extent necessary as determined by the Administrative Agent, other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by the Administrative Agent, any other Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any external counsel for the Administrative Agent, any other Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03 in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY OUTSIDE COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, (ii) THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (iii) THE FAILURE OF THE BORROWER OR ANY LOAN PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iv) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY LOAN PARTIES SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (v) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (vi) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vii) THE OPERATIONS OF THE BUSINESS OF THE BORROWER OR ANY OTHER LOAN PARTY BY SUCH PERSONS, (viii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (ix) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OTHER LOAN PARTY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR

HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (x) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY OTHER LOAN PARTY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OTHER LOAN PARTY, (xi) THE PAST OWNERSHIP BY THE BORROWER OR ANY OTHER LOAN PARTY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xii) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY OTHER LOAN PARTY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OTHER LOAN PARTY, (xiii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OTHER LOAN PARTY, (xiv) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES INCLUDING ORDINARY NEGLIGENCE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO (X) HAVE RESULTED FROM (1) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (2) THE MATERIAL BREACH OF SUCH INDEMNITEE’S OBLIGATIONS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR (Y) RELATE TO TAXES, WHICH SHALL BE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 5.03, OTHER THAN TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Agent, any Arranger or any Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to the Administrative Agent, such Agent, such Arranger or such Issuing Bank, as the case may be, such Lender’s

Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Agent, such Arranger or such Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not, and shall cause each Loan Party not to, assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section 12.03 shall be payable not later than 10 days after written demand and invoice therefor.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (ii) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required if (1) an Event of Default has occurred and is continuing or (2) at any other time, such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent with five (5) Business Days after having received written notice thereof; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment; and

(C) each Issuing Bank, provided that no consent of any Issuing Bank shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E) the assignee must not be a natural person, a Defaulting Lender or an Affiliate or Subsidiary of the Borrower.

(iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the Assignee’s completed Administrative Questionnaire and, if required hereunder, applicable tax forms (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section 12.04(b) and any written consent to such assignment required by this Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(vi) Notwithstanding the foregoing, no assignment or participation shall be made to any Loan Party or any Affiliate of a Loan Party.

(c) (iii) Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, Issuing Bank or any other Person, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) the selling Lender shall maintain the Participant Register. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the entitlement to a greater payment results from a change in Law after such Participant acquired its participation. A Participant that would be a foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(f) as though it were a Lender (it being understood the documentation required under Section 5.03(f) shall be provided only to the selling Lender).

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or a central bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the other Loan Parties to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit or other Secured Obligations are outstanding and so long as the Commitments have not expired or been terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Secured Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall, and shall cause each other Loan Party to, take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any of and all the obligations of the Borrower or any other Loan Party owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. CHAPTER 346 OF THE TEXAS FINANCE CODE (RELATING TO REVOLVING LOAN AND REVOLVING TRIPARTY ACCOUNTS), SHALL NOT APPLY TO THIS AGREEMENT OR ANY LOANS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY: SUBMITS (AND THE BORROWER SHALL CAUSE EACH LOAN PARTY TO SUBMIT) FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE STATE DISTRICT COURTS OF HARRIS COUNTY, TEXAS AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND APPELLATE COURTS FROM ANY THEREOF; PROVIDED, THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY PARTY FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE LOAN DOCUMENTS IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY

PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders (severally and not jointly) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and required to keep such Information confidential), (b) to the extent requested by any regulatory authority having authority over the Administrative Agent or any Lender, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (provided that such Person agrees to be bound by the provisions of this Section 12.11) or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations (provided that such Person agrees to be bound by the provisions of this Section 12.11), (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender and each Issuing Bank shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender or any Issuing Bank under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender or such Issuing Bank notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender or such Issuing Bank under any of the Loan Documents or agreements or otherwise in connection with the Loans or Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender or such Issuing Bank to the Borrower); and (b) in the event that the maturity of the Loans or Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender or any Issuing Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender or such Issuing Bank as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender or such Issuing Bank on the principal amount of the Debt (or, to the extent that the principal amount of the Debt shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender or such Issuing Bank, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender or any Issuing Bank on any date shall be computed at the Highest Lawful Rate applicable to such Lender or such Issuing Bank pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender or such Issuing Bank would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender or such Issuing Bank, then the amount of interest payable to such Lender or such Issuing Bank in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender or such Issuing Bank until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender or such Issuing Bank if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to any Lender or any Issuing Bank, such Lender or such Issuing Bank elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 12.13 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Secured Obligations shall also extend to and be available to the Secured Swap Providers in respect of the Secured Swap Agreements as set forth herein. Except as set forth in Section 12.02(b)(v), no Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

Section 12.14 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and any Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including any other Loan Party of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, Issuing Bank or Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.15 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.16 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 12.17 Flood Insurance Provisions. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document.

Section 12.18 Releases.

(a) Release Upon Payment in Full. Upon the complete payment of the Secured Obligations (other than (A) indemnity obligations not yet due and payable of which the Borrower has not received a notice of potential claim, (B) obligations arising under a Secured Swap Agreement and (C) obligations under Secured Cash Management Agreements not yet due and payable) and the termination of the Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made), and the termination of the Commitments under the Agreement, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Loan Parties.

(b) Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by the Loan Documents, then the Administrative Agent, at the request and sole expense of the applicable Loan Party, shall promptly execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created by the applicable Security Instrument on such Collateral. At the request and sole expense of the Borrower, a Loan Party shall be released from its obligations under the Loan Documents in the event that all the capital stock or other Equity Interests of such Loan Party shall be sold, transferred or otherwise disposed of in a transaction permitted by the Loan Documents; provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Loan Party and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

Section 12.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 12.20 Concerning the Second Lien Intercreditor Agreement. Upon approval of the Second Lien Intercreditor Agreement by the Majority Lenders, each Lender (a) consents to the Lien priorities provided for in the Second Lien Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Second Lien Intercreditor Agreement, and (c) authorizes and instructs the Administrative Agent to enter into the Second Lien Intercreditor Agreement as first lien agent, collateral agent and any other agent capacity specified therein. The foregoing provisions are intended as an inducement to the Lenders to extend credit and such Lenders are intended third party beneficiaries of such provisions and the provisions of the Second Lien Intercreditor Agreement.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	ROSEHILL OPERATING COMPANY, LLC

By:
James Alan Townsend
President and Chief Executive Officer

SIGNATURE PAGE

CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title

SIGNATURE PAGE

CREDIT AGREEMENT

LENDER:	PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title

SIGNATURE PAGE

CREDIT AGREEMENT

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
PNC Bank, National Association	100.0%	$250,000,000.00
TOTAL:	100.0%	$250,000,000.00

ANNEX I - 1

EXHIBIT A

FORM OF NOTE

[                    ], 201[    ]

FOR VALUE RECEIVED, ROSEHILL OPERATING COMPANY, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [                ] (the “Lender”), at the principal office of PNC BANK, NATIONAL ASSOCIATION (the “Administrative Agent”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal sum equal to the amount of such Lender’s Maximum Credit Amount, or, if greater or less, the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Credit Agreement dated as of April 27, 2017 among the Borrower, the Administrative Agent, and the lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement, as the same may be amended, amended and restated, modified, or otherwise supplemented from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

[Signature page follows.]

Exhibit A – Page 2

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

ROSEHILL OPERATING COMPANY, LLC

By:

Name:

Title:

Exhibit A – Page 3

EXHIBIT B

FORM OF BORROWING REQUEST

[                    ], 201[    ]

ROSEHILL OPERATING COMPANY, LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 2.03 of the Credit Agreement dated as of April 27, 2017 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, PNC Bank, National Association, as Administrative Agent and the lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(1) Aggregate amount of the requested Borrowing is $[                ];

(2) Date of such Borrowing is [                ], 201[ ];

(3) Requested Borrowing is to be [a Base Rate Borrowing] [a LIBOR Rate Borrowing];

(4) In the case of a LIBOR Rate Borrowing, the initial Interest Period applicable thereto is [                ];

(5) Amount of the Borrowing Base in effect on the date hereof is $[                ];

(6) Total Revolving Credit Exposures on the date hereof (without regard to the requested Borrowing) is $[                ]; and

(7) Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[                ]; and

(8) Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[                    ]

[                    ]

[                    ]

[                    ]

[                    ]

Exhibit B – Page 1

The undersigned certifies that he/she is the [                    ] of the Borrower, and that as such he/she is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower, and not in his or her individual capacity, that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

ROSEHILL OPERATING COMPANY, LLC

By:

Name:

Title:

Exhibit B – Page 2

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

[                     ], 201[    ]

ROSEHILL OPERATING COMPANY, LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 2.04 of the Credit Agreement dated as of April 27, 2017 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, PNC Bank, National Association, as Administrative Agent and the lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i) The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [                 ];

(ii) The effective date of the election made pursuant to this Interest Election Request is [                 ], 201[ ];[and]

(iii) The resulting Borrowing is to be [a Base Rate Borrowing] [a LIBOR Rate Borrowing][; and]

[(iv) [If the resulting Borrowing is a LIBOR Rate Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [                 ]].

The undersigned certifies that he/she is the [                    ] of the Borrower, and that as such he/she is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower, and not in his or her individual capacity, that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

ROSEHILL OPERATING COMPANY, LLC

By:

Name:

Title:

Exhibit C – Solo Page

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

[                    ], 20[    ]

The undersigned hereby certifies that he/she is the [                ] of Rosehill Operating Company, LLC, a Delaware limited liability company (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of April 27, 2017 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Borrower, PNC Bank, National Association, as Administrative Agent, and the lenders (the “Lenders”) which are or become a party thereto, the undersigned certifies on behalf of the Borrower, and not in his or her individual capacity, as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

1 There exists no Default or Event of Default [or specify Default and describe].

2 Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 9.01 of the Credit Agreement as of the end of the [fiscal quarter][fiscal year] ending [                ].

3. There have been no changes in GAAP or in the application thereof since the date of the most recently delivered financial statements referred to in Section 8.01(a) and (b) of the Credit Agreement [other than as described below:].

EXECUTED AND DELIVERED as of the date first written above.

ROSEHILL OPERATING COMPANY, LLC

By:
Name:
Title:

Exhibit D – Solo Page

EXHIBIT E

FORM OF

SOLVENCY CERTIFICATE

TO: PNC Bank, National Association, as Administrative Agent	April 27, 2017

This Solvency Certificate is executed and delivered pursuant to Section 6.01(i) of the Credit Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among Rosehill Operating Company, LLC, a Delaware limited liability company (“Borrower”), the Lenders from time to time party thereto, and PNC Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined have the meanings given such terms in the Credit Agreement.

The undersigned, in his or her capacity as a Responsible Officer of Borrower, in that capacity only and not in his or her individual capacity, does hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof, that, after giving effect to the Borrowings under the Credit Agreement:

(a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Loan Parties, taken as a whole, will exceed the aggregate Debt of the Loan Parties on a consolidated basis, as the Debt becomes absolute and matures;

(b) each Loan Party has not incurred nor intends to incur, and does not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures; and

(c) each Loan Party does not have (and does not have any reason to believe that it will have hereafter) unreasonably small capital for the conduct of its business.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Exhibit E – Page 1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

By:
Name:
Title:

Exhibit E – Page 2

EXHIBIT F

SECURITY INSTRUMENTS

1.	Security Agreement, dated as of April 27, 2017, made by each of the Debtors (as defined therein) in favor of PNC Bank, National Association, as Administrative Agent.

2.	Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement, dated as of April 27, 2017, by Rosehill Operating Company, LLC to Tom Byargeon, as Trustee, and PNC Bank, National Association, as Administrative Agent, to be filed in each of Loving County, Texas and Wise County, Texas.

3.	Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement, dated as of [_____________], by [Rosehill Operating Company, LLC] to Tom Byargeon, as Trustee, and PNC Bank, National Association, as Administrative Agent, to be filed in Pecos County, Texas.

Exhibit F – Solo Page

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1	Assignor:

and is not a natural person, a Defaulting Lender or an Affiliate or Subsidiary of the Borrower

2	Assignee:

[and is an Affiliate of [identify Lender]1]

3	Borrower:	Rosehill Operating Company, LLC

[1]	Select as applicable.

Exhibit G – Page 1

4	Administrative Agent:	PNC Bank, National Association, as the administrative agent under the Credit Agreement

5	Credit Agreement:	The Credit Agreement dated as of April 27, 2017 among Rosehill Operating Company, LLC, the Lenders parties thereto, and PNC Bank, National Association, as Administrative Agent

6	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date:                          , 201     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit G – Page 2

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Exhibit G – Page 3

[Consented to and]3 Accepted:

PNC Bank, National Association, as Administrative Agent

By
Name:
Title:

[Consented to:]4

ROSEHILL OPERATING COMPANY, LLC

By
Name:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit G – Page 4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) is not a natural person, a Defaulting Lender or an Affiliate or Subsidiary of the Borrower; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vi) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit G – Page 5

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of Texas.

Exhibit G – Page 6

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rosehill Operating Company, LLC, as Borrower, PNC Bank, National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its Non-U.S. Lender status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                          , 201[    ]

Exhibit H-1 – Solo Page

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rosehill Operating Company, LLC, as Borrower, PNC Bank, National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its Non-U.S. Lender status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                          , 201[    ]

Exhibit H-2 – Solo Page

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rosehill Operating Company, LLC, as Borrower, PNC Bank, National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 201[    ]

Exhibit H-3 – Solo Page

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rosehill Operating Company, LLC, as Borrower, PNC Bank, National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                          , 201[    ]

Exhibit H-4 – Solo Page

Schedule 1.01

EXISTING LIENS

None.

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Schedule 1.01 – 1

SCHEDULE 7.05

LITIGATION

None.

[Remainder of Page Intentionally Left Blank]

Schedule 7.05 – 1

SCHEDULE 7.06

ENVIRONMENTAL MATTERS

None.

[Remainder of Page Intentionally Left Blank]

Schedule 7.06 – 1

SCHEDULE 7.12

INSURANCE

ROSEHILL OPERATING COMPANY, LLC

Schedule of Insurance

Description	Insurer	Policy Number	Policy Period	Policy Limits	Deductible	Premium
Workers' Compensation Guaranteed Cost Program All States	Travelers Property Casualty Company of America	UB-2J479137	4/27/2017-18	Coverage A: Statutory Coverage B: Bodily Injury by Accident: $1,000,000 each Accident Bodily Injury by Disease: $1,000,000 Policy Limit Bodily Injury by Disease: $1,000,00 each Employee	$—	$9,937 Includes TRIA of $762

Automobile Liability	St Paul Fire & Marine Insurance Company	ZLP-51M79887	4/27/2017-18	$ 1,000,000—Liability $Basic—Personal Injury Protection $ 1,000,000—Uninsured Motorist $ 1,000,000—Underinsured Motorist $ 35,000—Hired Car Physical Damage $10,000—Medical Payments Protection	$—	$12,682 Includes Auto Pollution and Auto Surcharge of $12 Pricing Based On 6 Units

General Liability Incl Sudden and Accidental Pollution Includes Employee Benefits Liability	St Paul Fire & Marine Insurance Company	ZLP-51M79887	4/27/2017-18

$1,000,000 Per Occurrence

$2,000,000 Products and Completed

Operations Aggregate

$2,000,000 General Aggregate

$1,000,000 Each Wrongful Act limit—Empl Benefits Liab

$3,000,000 Total Limit—Empl Benefits Liab

$1,000,000 Adv / Pers Injury Aggregate

$ 100,000 Fire Legal

$ 1,000,000 Underground Resources Aggregate

$ 5,000 Med Pay

					$10,000 per Occurrence Bodily Injury Liability and Property Damage Liability Combined—Pollution requires knowledge within 30 days and reporting within 90 days $1,000 Employee Benefits Ded	$6,300 Excludes Terrorism To Include Add $98

Property Damage Coverage	St Paul Fire & Marine Insurance Company	ZLP-51M79887	4/27/2017-18

$890,000—Business Personal Property Limit

$6,818,637—Oil Lease Property & Equipment Limit

$ 500,000—Max Unschd Oil & Gas Property Limit (item)

$ 2,500,000—Max Unschd Oil & Gas Property Limit (event)

$ 100,000—Misc Unnamed locations

$ 1,000,000—Per Occurrence—Flood

$1,000,000—Per Occurrence—Earth Movement

$596,000—Small Computer Equipment (EDP)

$625,042—Contractors Equipment Limit

$100,750—Blanket Earnings and Expense

Various other sub limits apply (refer to policy)

$25,000 BPP Deductible

$2% or $25,000 (whichever is

greater Wind and Hail Deductible

$25,000 Flood Deductible (Balto)

$2% or $25,000 (whichever is

greater Flood Deductible (Houston)

$5,000 Inland Marine Equip Ded

$50,000 Oil Lease Property Ded

$1,000 Contractors Equip Ded

$35,191 TRIA Charge–$1,548

First Excess Umbrella Liability	St Paul Fire & Marine Insurance Company	ZLP-51M79887	4/27/2017-18

$25,000,000 Per Occurrence

$25,000,000 Annual Aggregate

Excess of:

$1,000,000 GL each Occurrence

$1,000,000 each Occur/Product Liab.

$2,000,000 Annual Agg/Products

Liability and Completed Operations

$1,000,000 AL each occurrence

$1,000,000/$1,000,000/$1,000,000

Employers Liability per Occurrence

per Disease and in the aggregate

					$1,000,000 per Occurrence Drop-Down – $ 10,000 SIR	$52,266 Excludes TRIA To Include Add $20

Second Excess Umbrella Liability	Lloyd's (Harmony Excess) Thur Global Special Rsik	E0005-00	4/27/2017-18

$25,000,000 per Occurrence

$25,000,000 Annual Aggregate Excess of:

$ 25,000,000 Per Occurrence and

$ 25,000,000 in the aggregate annually, in turn excess of:

$1,000,000 GL each occurrence, including

Sudden and Accidental Pollution

$1,000,000 each Occur/Product Liab.

$2,000,000 Annual Agg/Products

Liability and Completed Operations

$1,000,000 AL each occurrence

$1,000,000 Employers Liability each occurrence

$25,000,000 Control of Well

					$ 25,000,000 per occurrence in turn excess of $ 1,000,000 per Occurrence. Following form excess – $ 10,000 SIR in primary umbrella for drop down situations	$48,500 Excludes TRIA

Boiler and Machinery Coverage	Hartford Steam Boiler Inspection and Insurance Company	FBP2361592	4/27/2017-18	$ 3,000,000 per Occurrence Property Damage	$ 25,000 per Occurrence	$2,832
$500,000 per Occurrence Extra Expense
$ 1,000,000 per Occurrence Perishable Goods
$ 1,000,000 per Occurrence Data Restoration
$ 100,000 per Occurrence Demolition
$ 1,000,000 per Occurrence Ordinance or Law
$ 1,000,000 per Occurrence Expediting Expense
$ 1,000,000 per Accident Hazardous Substances
$ 1,000,000 per Occurrence Newly Acquired Locations
Various Other Sublimits Apply
Control of Well / OEE	Lloyd's of London (Chaucer) Thru Global Special Risk	USOEE1510717	4/27/2017-18

$10,000,000 Any One Occurrence

Producing/Shut-in/Temporarily Abandoned/Plugged &

Abandoned/Salt Water Disposal/Workover/Recompletion/Re-entry

$25,000,000 Any One Occurrence

All coverages set forth in sections A, B, and C

$1,000,000 Any One Occurrence

Care, Custody and Control

$100,000 Producing/Shut-In/

Temporarily Abandoned/Plugged &

Abandoned/Salt Water Disposal Wells

$200,000 Drilling/Workover/

Recompletion/Re-entry Wells

$50,000 Any One Occurrence

Care, Custody and Control

$20,521.55 Includes $1,000 Policy Texas Tax and Stamp Fee Charges TBD

Management Liability Directors & Officers Liability	Beazley	V1E7DC170101	4/27/2017-18	$10,000,000 Aggregate $10,000,000 Maximum Aggregate	$500,000 / $0	$130,000

Employment Practices Liability	C N A	596785702	4/27/2017-18	$5,000,000 Aggregate	$50,000 Each EPL Claim $50,000 Each Third Party Claim	$9,000

Fiduciary Liability	C N A	596785697	4/27/2017-18	$5,000,000 Aggregate	$10,000	$7,500
Crime:
Employee Theft	C N A	596785683	4/27/2017-18	$5,000,000 Per Occurrence	$25,000 Per Occurrence	$7,000
Forgery or Alteration				$5,000,000 Per Occurrence	$25,000 Per Occurrence
Robbery or Safe Burglary of Other Property				$5,000,000 Per Occurrence	$25,000 Per Occurrence
Computer System Fraud				$5,000,000 Per Occurrence	$25,000 Per Occurrence
Money Orders and Counterfeit Currrency				$5,000,000 Per Occurrence	$25,000 Per Occurrence
Wire Transfer with Voice Plus				$5,000,000 Per Occurrence	$25,000 Per Occurrence
Claims Expense				$25,000 Per Occurrence	$0 Per Occurrence
Social Engineering				$50,000 Per Occurrence	$10,000 Per Occurrence
Excess D&O—$10M Excess of $10M	Ace American (Chubb)	G2557977A001	4/27/2017-18	$10,000,000 Excess of $10,000,000		$74,979
Excess D&O—$5M Excess of $20M	The Hartford	39 DA 0322033 17	4/27/2017-18	$5,000,000 Excess of $20,000,000		$25,000
Excess D&O—$5M Excess of $25M	Endurance American	ADP10011046300	4/27/2017-18	$5,000,000 Excess of $25,000,000		$20,000
SIDE A ONLY				(SIDE A ONLY)

THIS IS A SUMMARY OF COVERAGE ONLY—IN THE EVENT OF A DISCREPANCY, THE CARRIER POLICY DOCUMENTS WILL PREVAIL.

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Schedule 7.12 – 1

SCHEDULE 7.14

LOAN PARTIES

None.

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Schedule 7.14 – 1

SCHEDULE 7.19

GAS IMBALANCES

None.

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Schedule 7.19 – 1

SCHEDULE 7.20

MARKETING OF PRODUCTION

1.	Gas Purchase Contract between ETC Field Services LLC and Tema Oil and Gas Company, dated effective January 1, 2013, with a termination date of January 1, 2023.

2.	Gas Gathering, Processing and Purchase Agreement between Outrigger Delaware Operating, LLC and Tema Oil and Gas Company, dated December 1, 2016, with a termination date of December 1, 2021.

3.	Crude Oil Gathering Agreement between Rosehill Operating Company, LLC and Gateway Gathering and Marketing Company, dated effective April 27, 2017, with a termination date of April 27, 2027

4.	Gas Gathering Agreement between Rosehill Operating Company, LLC and Gateway Gathering and Marketing Company, dated effective April 27, 2017, with a termination date of April 27, 2027.

5.	Gas Gathering, Processing and Purchase Agreement between Delaware G&P LLC and Rosehill Operating Company, dated July 1, 2017, with a termination date of July 1, 2022.

With respect to the above referenced contracts, Rosehill Operating Company, LLC is the successor in interest to Tema Oil and Gas Company.

[Remainder of Page Intentionally Left Blank]

Schedule 7.20 – 1

SCHEDULE 7.22

SWAP AGREEMENTS

1.	ISDA Master Agreement dated as of April 27, 2017 between PNC Bank, National Association and Rosehill Operating Company, LLC

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Schedule 7.22 – 1

SCHEDULE 9.05

INVESTMENTS

1.	All Oil & Gas Properties owned by the Loan Parties as of the First Amendment Effective Date.

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Schedule 9.05 – 1